UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  1)
_____________________
Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Conduent Incorporated
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE
On April 3, 2026, Conduent Incorporated (the “Company”) filed with the U.S. Securities and Exchange Commission its Definitive Proxy Statement on Schedule 14A for its Annual Meeting of Shareholders (the “Original Proxy Statement”) to be held on May 14, 2026 (the “Annual Meeting”). The Company is filing this amended and restated Proxy Statement solely to correct an inadvertent clerical error regarding (i) the amount of audit fees for professional services rendered by PricewaterhouseCoopers LLP, the Company's registered independent public accounting firm, for fiscal year 2025 as reported in the table under “Principal Auditor Fees and Services” on page 56 of the Original Proxy Statement and (ii) the pagination of the Original Proxy Statement after page 31. There are no other changes to the Original Proxy Statement. The full text of the amended and restated Proxy Statement follows:

April 3, 2026
Dear Shareholders:
We are pleased to invite you to the 2026 Annual Meeting of Shareholders of Conduent Incorporated (the “Annual Meeting”) to be held on Thursday, May 14, 2026, at 9:30 a.m. (EDT). This year’s annual meeting will be conducted virtually, via a live audio webcast. You will be able to attend and participate in the Annual Meeting by visiting https://meetnow.global/MSQMFJ4, where you will be able to listen to the meeting live, submit questions and vote. As always, we encourage you to vote your shares prior to the Annual Meeting.
The attached notice of the Annual Meeting and proxy statement provide important information about the meeting and will serve as your guide to the business to be conducted at the meeting. We urge you to carefully read the accompanying materials regarding the matters to be voted on at the meeting.
At the Annual Meeting, you will be asked to vote upon:
1.A proposal to elect five directors;
2.A proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026; and
3.A proposal to approve, on an advisory basis, the 2025 compensation of our named executive officers.
The Board of Directors unanimously recommends that you vote in favor of proposals 1, 2 and 3.
It is important that your shares be represented and voted at the Annual Meeting. Therefore, you are urged to vote your shares using one of the methods described on page 1 under “How do I vote?.”
Thank you for your continued support of, and ongoing interest in, Conduent Incorporated.
For the Board of Directors,

Margarita Paláu-Hernández
Chair of the Board

Notice of 2026 Annual Meeting of Shareholders
Conduent Incorporated
100 Campus Drive, Suite 200
Florham Park, New Jersey 07932

Date and Time:	Thursday, May 14, 2026, at 9:30 a.m. (EDT)

Location:	The Annual Meeting will be conducted virtually, via a live audio webcast; there will be no physical meeting location. You will not be able to attend the Annual Meeting in person.

Virtual Meeting Access:	You will be able to participate online and submit your questions during the meeting by visiting https://meetnow.global/MSQMFJ4. Details regarding how to participate in the meeting online are more fully described in the accompanying proxy statement.

Purpose:	Our shareholders will be asked to consider and vote on the following matters:
(1) Election of five director nominees;
(2) Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026;
(3) Approval, on an advisory basis, of the 2025 compensation of our named executive officers; and
(4) Consideration of such other business as may properly come before the meeting.

Record Date:	March 23, 2026 — You are eligible to vote if you were a shareholder of record as of the close of business on this date.

Proxy Voting:	(1) Telephone;
(2) Internet; or
(3) Proxy Card.
For voting instructions, please review the Notice of Internet Availability of Proxy Materials or, if you requested and received a printed copy of the proxy materials, accompanying proxy card.

Importance of Vote:	Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy as soon as possible. You may submit your proxy for the Annual Meeting by using the Internet or telephone voting systems or by completing, signing, dating and returning your proxy card in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled “How do I vote?” beginning on page 1 of this proxy statement and the instructions on the proxy card.
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to be Held on May 14, 2026.
The Proxy Statement and 2025 Annual Report are available at
www.edocumentview.com/cndt or https://investor.conduent.com.
By order of the Board of Directors,
Michael Krawitz
Executive Vice President, General Counsel and Secretary
April 3, 2026

i

PROXY STATEMENT
GENERAL INFORMATION ABOUT THE ANNUAL MEETING

The Annual Meeting
The 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Conduent Incorporated (“Conduent,” the “Company,” “we,” “us,” or “our”) will be held on Thursday, May 14, 2026, at 9:30 a.m. (EDT). As a shareholder as of March 23, 2026, you are invited to attend the Annual Meeting via live audio webcast and are entitled to and requested to vote on the items of business described in this Proxy Statement. To participate at the Annual Meeting online, please visit https://meetnow.global/MSQMFJ4.

What is the purpose of the Annual Meeting?
At the Annual Meeting, shareholders will consider and vote on the following matters:
1.Election of the five nominees named in this Proxy Statement to our Board of Directors (the “Board”), each for a term of one year.
2.Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
3.Approval, on an advisory basis, of the 2025 compensation of our named executive officers.
Shareholders will also act on any other business that may properly come before the Annual Meeting. In addition, our management will respond to questions from shareholders.

Who is entitled to vote?
Owners of our common stock, par value $0.01 per share (the “Common Stock”), as of the close of business on the record date, March 23, 2026 (the “Record Date”), are entitled to vote at the Annual Meeting. The shares owned as of that date include: (1) shares you held directly in your name as the shareholder of record (registered shareholder); and/or (2) shares held in the name of a broker, bank or other holder of record for you as the beneficial owner (beneficial owner). Each share of Common Stock is entitled to one vote on each matter to be voted on. As of the Record Date, there were 155,096,814 shares of our Common Stock outstanding and entitled to vote.

How do I vote?
Beneficial owners will receive a separate Notice of Internet Availability of Proxy Materials (the “Notice”) with a voting instruction form from the bank, broker or other holder or nominee that must be followed in order for their shares to be voted. If you hold your shares through a broker, bank or other holder or nominee, you must obtain a proxy from such holder or nominee to vote at the virtual Annual Meeting.
Registered shareholders can vote in any one of four ways:

BY INTERNET	BY TELEPHONE
If you have Internet access, you may vote your shares by following the “Vote by Internet” instructions included in the Notice or on the enclosed proxy card. If you vote via the Internet, do not return your proxy card.	You may vote your shares by following the “Vote by Telephone” instructions on the enclosed proxy card. If you vote by telephone, do not return your proxy card.

BY MAIL	ELECTRONICALLY DURING VIRTUAL ANNUAL MEETING
If you received a printed copy of the proxy materials, you may vote by completing and signing the proxy card enclosed with this Proxy Statement and promptly mailing it in the enclosed postage-prepaid envelope. The shares you own will be voted according to your instructions on the proxy card you mail. If you sign and return your proxy card but do not indicate your voting instructions on one or more of the matters listed, the shares you own will be voted by the named proxies in favor of each of the proposals in accordance with the recommendations of our Board.	If you are a registered shareholder with a control number or a beneficial shareholder that has submitted a legal proxy and has received a control number from Computershare, you will also be able to vote your shares electronically during the Annual Meeting by clicking on the “Vote” link on the Meeting site.

If you vote your proxy by Internet, telephone or mail, you authorize each of the two directors, whose names are listed on the accompanying proxy card, or any substitution thereof, to act as your proxies to represent you and vote your shares as you direct.
The Internet and telephone voting procedures are designed to authenticate your identity, to allow you to vote your shares and to confirm that your voting instructions have been properly recorded. Specific instructions are set forth on the proxy card. Regardless of the method you choose, your vote is important. Please vote by following the specific instructions on your proxy card. All proxies will be governed by and construed in accordance with the laws of the State of New York and applicable federal securities laws.

How does the Board recommend that I vote?
The Board recommends that you vote:
•FOR the election of each of the five director nominees;
•FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
•FOR the approval, on an advisory basis, of the 2025 compensation of our named executive officers.

How can I attend the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by a live webcast. No physical meeting will be held. The Annual Meeting will begin promptly at 9:30 a.m. (EDT) on Thursday, May 14, 2026. We encourage you to access the meeting prior to the start time leaving ample time for check in.
•For Registered Holders: If you were a shareholder as of the close of business on March 23, 2026 and have your control number, you may participate at the Annual Meeting by following the instructions available on the meeting website. Registered shareholders can attend the meeting by accessing the meeting site at https://meetnow.global/MSQMFJ4 and entering the 15-digit control number that can be found on your proxy card mailed with the proxy materials.
•For Beneficial Holders: If you were a shareholder as of the close of business on March 23, 2026 and hold your shares through an intermediary, such as a bank or broker or other nominee, you must register in advance to attend the Annual Meeting. To register you will need to obtain a legal proxy from your bank, broker or other nominee. Once you have received a legal proxy form from them, forward the email with your name and the legal proxy attached or send a separate email with your name and legal proxy attached labeled “Legal Proxy” in the subject line to Computershare at legalproxy@computershare.com. (In the alternative, you can send the legal proxy materials by mail to: Computershare, Conduent Incorporated Legal Proxy, P.O. Box 43001, Providence, RI 02940-3006). Requests for registration must be received no later than 5:00 p.m. (EDT) on May 8, 2026. You will receive a confirmation email from Computershare of your registration. At the time of the Annual Meeting, go to https://meetnow.global/MSQMFJ4 and enter your control number. If you do not have your control number, you may attend as a guest (non-shareholder) by going to https://meetnow.global/MSQMFJ4 and entering the information requested under the “Guest” option. Please note that guest access is in listen-only mode and guests will not have the ability to ask questions or vote during the Annual Meeting.

How do I ask questions during the Annual Meeting?
If you are attending the Annual Meeting as a shareholder of record or registered beneficial owner, questions can be submitted by accessing the meeting center at https://meetnow.global/MSQMFJ4 and entering your control number, and clicking on the Q&A icon in the upper right-hand corner of the page. To return to the main page, click the Broadcast icon at the top of the screen. Please note that guest access is in listen-only mode and guests will not have the ability to ask questions or vote during the Annual Meeting.

How many shares are required to be present to hold the Annual Meeting?
A quorum is necessary to hold a valid meeting of shareholders. For each of the proposals to be presented at the meeting, the presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our Common Stock outstanding on the Record Date will constitute a quorum. As of the Record Date, there were

155,096,814 shares of our Common Stock outstanding. If you vote — including by Internet, telephone or proxy card — your shares will be counted towards the quorum for the Annual Meeting. Broker non-votes and abstentions are counted as present for the purpose of determining a quorum.

How many votes are required to approve each proposal?
Election of Directors. Under our by-laws, directors are elected by majority vote, meaning that in an uncontested director election, the votes cast “for” the nominee’s election must exceed the votes cast “against” the nominee’s election, with abstentions and broker non-votes not counting as votes “for” or “against.” Our by-laws require that, in an uncontested election, any incumbent nominee for director who receives a greater number of votes cast “against” his or her election than “for” his or her election shall tender his or her resignation promptly after such election. The independent directors, other than any director receiving less than a majority of “for” votes, will then evaluate and determine, based on the relevant facts and circumstances, whether to accept or reject the resignation. The Board’s explanation of its decision will be promptly disclosed on a Form 8-K filed with the Securities and Exchange Commission (“SEC”).
Other Items
The affirmative vote of a majority of the votes cast at the Annual Meeting will be required for approval of the following proposals, meaning these proposals will be approved if the number of votes cast “for” the proposal exceed the number of votes cast “against” the proposal:
•Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
•Approval, on an advisory basis, of the 2025 compensation of our named executive officers.
Abstentions and broker non-votes are not considered votes cast and therefore have no effect on the outcome of the other above matters. For information regarding broker non-votes, see below under “What is a broker non-vote and how will it affect the voting?”
Although the advisory vote on the 2025 compensation of our named executive officers is non-binding, the Board and Compensation Committee value the opinions of shareholders and will consider the outcome of the vote on such proposal when making future decisions regarding executive compensation.
At present, the Board does not intend to present any other matters at this meeting and knows of no matters other than these to be presented for shareholder action at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment, to the extent permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

What is a broker non-vote and how will it affect the voting?
Brokers are not permitted to vote the shares they hold on behalf of beneficial owners without the beneficial owner’s voting instruction for matters that are deemed to be “non-routine.” A broker non-vote occurs with respect to non-routine matters when the beneficial owner of the shares fails to furnish timely voting instructions to the broker, and the broker is not permitted to vote the shares in its discretion. The election of directors and the advisory vote on executive compensation are considered non-routine matters. If you do not instruct your broker on how to vote your shares with respect to these non-routine matters, your broker will not be able to cast a vote on these proposals. Accordingly, we urge you to provide voting instructions to your bank, broker or other holder of record so that you may vote on these important matters. Shares constituting broker non-votes, while counted towards the quorum, are not counted as votes cast “for” or “against” for the purpose of determining whether shareholders have approved a non-routine matter. As a result, broker non-votes will have no impact on the outcome of these matters.
Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm (sometimes referred to as our “independent auditors”) is a routine matter, and, therefore, brokers would have discretion to vote on this proposal without having received timely voting instructions. Accordingly, there will be no broker non-votes with respect to this proposal.

May I change my vote?
Yes. You may revoke your proxy at any time before the Annual Meeting by: (i) delivering a later dated proxy card via mail, over the telephone or on the Internet, (ii) notifying the Secretary of the Company in writing that you have revoked your proxy or (iii) voting electronically during the Annual Meeting. Attendance at the Annual Meeting will not revoke a proxy unless you actually vote electronically during the meeting.

Who will count the vote? Is my vote confidential?
A representative of Computershare will act as Inspector of Election, supervise the voting, decide the validity of proxies and receive and tabulate proxies. As a matter of policy, we keep confidential all shareholder meeting proxies, ballots and voting tabulations that identify individual shareholders. In addition, the vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

How are proxies solicited?
The solicitation of proxies is made by our Board and will be conducted primarily by mail. We also request brokerage firms, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record and reimburse such persons for the cost of forwarding the material. We have engaged Innisfree M&A Incorporated to handle the distribution of soliciting material to, and the collection of proxies from, such entities. We will pay Innisfree M&A Incorporated a fee of $17,500, plus reimbursement of out-of-pocket expenses for this service. Proxies may also be solicited on our behalf by our directors, officers or employees by telephone, electronic or facsimile transmission or in person, without compensation. We bear the cost of preparing all proxy materials and proxy solicitation.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a full set of printed proxy materials?
Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials over the Internet. Accordingly, on or about April 3, 2026, a Notice is being sent to all of the Company’s registered shareholders and beneficial owners of record as of March 23, 2026. The Notice contains instructions on how to access the proxy materials over the Internet and how to vote. It also contains instructions on how to request a paper copy of the proxy materials, including a proxy card, as well as how shareholders may request to receive proxy materials in printed form by mail, or electronically by email, on a going forward basis.

How can I electronically access the proxy materials?
You can access the proxy materials online at www.edocumentview.com/cndt or https://investor.conduent.com. Shareholders may receive Proxy Statements, Annual Reports and other shareholder materials via electronic delivery. Registered shareholders can sign up for electronic delivery at www.computershare.com/investor. Beneficial owners can sign up for electronic delivery at http://enroll.icsdelivery.com/cndt or by checking the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service. Opting to receive future proxy materials electronically by email will provide the Company cost savings relating to printing and postage and reduce the environmental impact of delivering documents to you.

What are the deadlines and requirements for shareholder submission of proposals, director nominations and other business for the 2027 Annual Meeting?
We expect to hold our 2027 Annual Meeting of Shareholders during the second half of May 2027 and to file and make available or mail, as applicable, our Proxy Statement for that meeting during the first half of April 2027. Under SEC proxy rules, if a shareholder wants us to include a proposal in our Proxy Statement and proxy card for the 2027 Annual Meeting of Shareholders, the proposal must be received by us no later than December 4, 2026.
Any shareholder wishing to make a nomination for director or wishing to introduce any business at the 2027 Annual Meeting of Shareholders (other than a proposal submitted for inclusion in the Company’s proxy materials) must provide the Company advance notice of such nominee or business which must be received by the Company no earlier than November 4, 2026 and no later than December 4, 2026. Any such notice must comply with requirements set forth in our amended and restated by-laws. Nominations for director must be accompanied by a written consent of the nominee consenting to being named as a nominee and serving as a director if elected.

In addition to satisfying the foregoing advance notice requirements under our amended and restated by-laws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, including a statement that they will solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors, no later than the same deadline under the advance notice provisions of our bylaws described above, or December 4, 2026. Proposals and other items of business should be directed to Conduent Incorporated, 100 Campus Drive, Suite 200, Florham Park, NJ 07932, Attention: Corporate Secretary.

How can I contact the Board?
Under our Corporate Governance Guidelines, shareholders and other interested parties may contact the non-management members of the Board by contacting the Chair of the Board, c/o Conduent Incorporated Corporate Secretary, 100 Campus Drive, Suite 200, Florham Park, NJ 07932.

What if multiple shareholders have the same address?
To reduce the expenses of delivering duplicate proxy materials, where multiple shareholders reside in the same household, we will deliver a single Notice, or for shareholders who receive paper copies of our proxy materials, a single Proxy Statement and Annual Report along with separate proxy cards, unless we have received instructions otherwise. If you share a household with one or more other shareholders and (i) would like to receive separate copies of the Notice or printed proxy materials, or (ii) you are receiving multiple copies of the Notice or printed proxy materials and, as a household, wish to receive only one Notice or one set of printed proxy materials, then you may request a change in delivery preferences. We will deliver promptly, upon written or oral request, a separate copy of the Notice or printed proxy materials, as applicable, to a shareholder at a shared address to which a single copy was delivered. For registered shareholders, you may contact our transfer agent at 866-574-5496 or write them at Computershare, P.O. Box 43006, Providence, RI 02940-3006. For beneficial owners, you may call the bank, broker or other nominee where your shares are held in street name.

How may I get additional copies of the Annual Report and Proxy Statement?
Copies of the 2025 Annual Report and 2026 Proxy Statement have been distributed to shareholders (unless you have received a copy of the Notice or have consented to electronic delivery). Additional paper copies of these documents are available at no cost upon request made to Conduent Incorporated, 100 Campus Drive, Suite 200, Florham Park, NJ 07932, Attention: Corporate Secretary. The 2025 Annual Report and 2026 Proxy Statement are also available on the Company’s website at https://investor.conduent.com or www.edocumentview.com/cndt. The Notice also provides you with instructions on how to request paper copies of the proxy materials. There is no charge to receive any such materials by mail. You may request paper copies of the materials until one year after the date of the Annual Meeting.

Is there a list of shareholders entitled to vote at the Annual Meeting?
A list of registered shareholders entitled to vote at the Annual Meeting will be available during the Annual Meeting at the Annual Meeting website and for ten days prior to the Annual Meeting upon written request made by a shareholder to: Conduent Incorporated, 100 Campus Drive, Suite 200, Florham Park, NJ 07932, Attention: Corporate Secretary.

PROPOSAL 1 — ELECTION OF DIRECTORS
Shareholders annually elect directors to serve for one year and until their successors have been duly elected and qualified. Based on the director nomination process described below, the five persons whose biographies appear below have been nominated by the Board to serve as directors based on the recommendation of the Corporate Governance Committee. Each nominee brings to us valuable experience from a variety of fields. The biographical information presents each nominee’s specific experience, qualifications, attributes and skills that led our Board to conclude that he or she should serve as a director. All of our incumbent director nominees have demonstrated business acumen and an ability to exercise independent and sound judgment, as well as an understanding of the Company’s business environment and a commitment to serve the Company and our Board. We also value the significant experience of our nominees on other public company boards of directors and board committees.
All nominees are currently directors of the Company and, other than Michael Fucci and Greta Van, were elected by our shareholders at the 2025 Annual Meeting of Shareholders. On March 2, 2026, Kathy Higgins Victor, who has served as a director since 2019, informed the Company that she did not wish to be a nominee for reelection at the Annual Meeting.
On December 18, 2018, the Company entered into a Shareholder Agreement with Darwin Deason (the “Deason Agreement”) pursuant to which, among other things, Scott Letier was appointed to the Board and Darwin Deason (and following Mr. Deason’s death, the DD Revocable Trust, as successor in interest to the shares beneficially owned by Mr. Deason) is required to vote in favor of the directors nominated by the Board at the Annual Meeting.
The Board has determined that each of the nominees, other than Harsha V. Agadi, President and CEO of the Company, is independent under Nasdaq rules and the Company’s independence standards. Although not anticipated, if for any reason a nominee is unable to serve, the individuals named as proxies may use their discretion to vote for a substitute nominated by the Board.

Nominee Overview

Director Independence

1
80%
Independent
4
Independent
Not

Gender Diversity

2
40%
Women
3
Male
Female

Ethnic Diversity

2
40%
Diverse
3
Other
Diverse

Balance of Ages

Average
Age: 64
Years Old
5
55 Years Old or Older

Range of Tenures

2
Average
Tenure:
4.6
3
3+ Years
0 to 2 Years

Biographies
The table below summarizes key qualifications, skills and attributes that each of our director nominees possesses which were most relevant to the decision to nominate him or her to serve on the Board. The lack of a mark does not mean the director nominee does not possess that qualification or skill or that other qualities were not also considered; rather, a mark indicates a specific area of focus or expertise on which the Board relies most heavily. Each director nominee’s biography below describes his or her qualifications and relevant experience in more detail. The demographic information presented below is based on voluntary self-identification by each nominee.

Director Nominee Skills and Demographic Matrix

	Agadi	Fucci	Letier	Paláu- Hernández	Van
Experience, expertise or attribute
Industry Expertise	X		X	X
Leadership	X	X	X	X	X
Global Business	X	X	X	X	X
Financial	X	X	X		X
Public Company	X	X	X	X	X
Boards & Corporate Governance	X	X	X	X	X
Business Operations	X	X	X	X	X
Strategy	X	X	X	X	X
Identity
Gender Expression	Male	Male	Male	Female	Female
LGBTQ+	No	No	No	No	No
Race/Ethnicity	Asian	White	White	Hispanic	White
Veteran	No	No	No	No	No
In addition to the qualifications and skills referenced above, we have provided below the principal occupation and other information about the relevant experience, qualifications, attributes or skills that the Board has concluded qualify each of the nominees to serve as a director of the Company.

Harsha V. Agadi
Age: 63         Director since: 2025
Non-Independent
Occupation: President and Chief Executive Officer, Conduent Incorporated; Chairman and CEO GHS Holdings, LLC
Other Public Company Directorships: Flotek Industries, Inc. (since 2020); Crawford & Company (2010-2021); Belmond Ltd. (2011-2019)

Other Background: On January 16, 2026, the Board appointed Mr. Agadi to serve as our President and Chief Executive Officer. In addition, Mr. Agadi has served as Chairman and CEO of GHS Holdings, LLC (“GHS”), an investment office, since 2000. Mr. Agadi served as President and CEO of Crawford & Company, a publicly listed independent claims management company, from 2015 until 2020. Prior to that, he served as Executive Chairman of Quiznos, LLC from February 2012 until August 2014, as Chairman and CEO of Friendly’s Ice Cream LLC from August 2010 until February 2012, and President and CEO of Church’s Chicken from December 2004 until December 2009. Mr. Agadi also currently serves as the non-executive Chairman of the Board of Flotek Industries, Inc. (NYSE: FTK), a publicly traded oil field service company. He also serves as Chairman of the Board of Transcend Cruises, a private company, a role he has had since 2022.
Mr. Agadi has also served on several public company boards in the past, including as compensation committee chair for Belmond Ltd., a worldwide hospitality and leisure company from 2011-2019, and for Crawford & Company, from 2010-2021. Mr. Agadi is also currently the chairman of the SKSVMA College of Engineering and Agadi Sunrise Hospital Private Limited in India. He also actively participates on several charitable boards, and currently serves on the Board of Trustees at Babson College and is a member of the International Tennis Hall of Fame Board of Governors. Mr. Agadi holds a Bachelor of Commerce from the University of Mumbai and an MBA from Duke University's Fuqua School of Business.
Mr. Agadi brings to the Board over 35 years of experience in leadership, global business, and operational and financial expertise from his roles as a senior executive establishing global brands and improving corporate operations, as well as his corporate governance skills and financial committee expertise from serving as a director on other public company boards.

Michael Fucci
Age: 67         Director since: 2025
Independent
Occupation: Chair, Deloitte US (Retired)
Other Public Company Directorships: Acadia Healthcare Company Inc. (since 2020); Flotek Industries, Inc. (since 2020)

Other Background: Mr. Fucci brings more than 40 years of leadership experience, including serving as Chair from 2015-2019 for Deloitte US. In that role, he provided governance and strategic oversight on key priorities including enterprise strategy, leadership succession, risk management, talent development and executive compensation. Mr. Fucci has deep expertise in professional services across multiple industries, and he served as Deloitte’s Lead Advisory Partner to American Express and JP Morgan Chase. Prior to these roles, Mr. Fucci served in leadership positions of increasing responsibility at Deloitte Consulting, including as Chief Operating Officer and a member of Deloitte’s operating committee, as well as National Managing Director for both the Advisory & Services and U.S. Human Capital practices. Mr. Fucci currently serves on two other public company boards as a member of the Audit and Risk, Finance and Compensation Committees for Acadia Healthcare Company Inc. (Nasdaq: ACHC) and Chair for the Compensation and Risk & Sustainability Committees as well as a member of the Audit & Corporate Governance and Nominating Committees for Flotek Industries, Inc. (NYSE: FTK). Mr. Fucci also previously served as Director and Chair of Deloitte US. Mr. Fucci holds a Bachelor of Science in Mathematics from Montclair State University in New Jersey.
Mr. Fucci brings to the Board significant experience in leadership, global business, business operations and audit experience from his professional experience and his roles on other public company boards.

Scott Letier
Age: 65         Director since: 2018
Independent
Occupation: Managing Director of Deason Capital Management, LLC, the family office for the Deason Family
Other Public Company Directorships: Perimeter Acquisition Corp. I (since 2025); Xerox Holding Corporation (since 2018). The Deason Family has a non-controlling interest in Xerox Holding Corporation through the ownership of securities.

Other Background: Mr. Letier has served as Chief Investment Officer and Managing Director of Deason Capital Management (previously Deason Capital Services, LLC), the family office for the Deason Family (“DCS”), since July 2014. Prior to joining DCS, Mr. Letier was the Managing Director of JFO Group, LLC, the family office for the Jensen family, from September 2006 to July 2014. Mr. Letier has over 30 years of experience in leadership roles, previously serving as a private equity investment professional and chief financial officer. He began his career in the assurance group at Ernst & Whinney (now Ernst & Young). Mr. Letier has served on numerous boards in the past, and currently serves on two other public company boards: the Chairman of the Board of Directors of Xerox Holdings, Inc. (Nasdaq: XRX), a print and IT services company; and Perimeter Acquisition Corp. I (Nasdaq: PMTR), a SPAC focused on the defense and aerospace sectors. Mr. Letier also serves on the boards of several private companies including: Gardenuity, Inc., Colvin Resources Group, Great American Media Group, LLC, and Terso Solutions, Inc. In addition, Mr. Letier serves on the fund advisory board of Anchor Capital GP, a Dallas-based private equity firm and venture capital fund, Griffis Residential, a Denver-based multi-family real estate management and investment firm, and Willow Hill Partners, LLC, a Dallas-based multi-strategy investment group. Mr. Letier was formerly a Certified Public Accountant and has a BBA with a concentration in accounting from Southern Methodist University – Cox School of Business.
Mr. Letier is a director selected by the Deason Family pursuant to the Deason Agreement. With his over 30 years of prior leadership roles and service on other company boards and committees, Mr. Letier brings to the Board expertise relevant to Conduent, including his significant audit experience and investment and financial expertise gained from serving as a private equity and investment professional and chief financial officer.

Margarita Paláu-Hernández (Chair of the Board)
Age: 69         Director since: 2019
Independent
Occupation: Founder and Chief Executive Officer of Hernández Ventures
Other Public Company Directorships: Icahn Enterprises L.P. (since 2025); International Flavors and Fragrances (2024-2025); Xerox Holdings Corporation (2021-2024); Apartment Income REIT Corporation (2021-2024); Occidental Petroleum Corporation (2020-2022); Herbalife Nutrition Ltd. (2018-2021); and ALJ Regional Holdings, Inc. (2015-2019)

Other Background: Ms. Paláu-Hernández is the founder and Chief Executive Officer of Hernández Ventures, a private firm engaged in the acquisition and management of a variety of business interests in the United States, a position she has held since November 1988. Prior to founding Hernández Ventures, Ms. Paláu-Hernández was an attorney with the law firm of McCutcheon, Black, Verleger & Shea, where she focused on domestic and international business and real estate transactions from September 1985 until August 1988. In September 2018, Ms. Paláu-Hernández was nominated to serve as a Representative of the United States to the Seventy-Third Session of the General Assembly of the United Nations. Ms. Paláu-Hernández has served as a member of the board of Icahn Enterprises L.P. (Nasdaq: IEP) since November 2025. She was previously a member of the International Flavors and Fragrances (NYSE: IFF) board from June 2024 to October 2025, the Apartment Income REIT Corporation (NYSE: AIV) board from December 2021 to May 2024, Xerox Holdings Corporation (Nasdaq: XRX) board from June 2021 to May 2024, Occidental Petroleum Corporation (NYSE: OXY) board from March 2020 to May 2022, Herbalife Nutrition Ltd. (NYSE: HLF) board from 2018 to 2021 and the ALJ Regional Holdings, Inc. board from 2015 to 2019. Ms. Paláu-Hernández earned a Bachelor of Arts degree from the University of San Diego and a J.D. from UCLA School of Law.

Ms. Paláu-Hernández brings to the Board over 30 years of knowledge and experience regarding international business and legal matters from her roles at Hernández Ventures and McCutcheon, Black, Verleger & Shea. She also brings to the Board her experience as a director on other public company boards.

Greta Van Age: 57 Director since: 2026 Independent Occupation: Chief Audit Executive, Jack Henry & Associates Other Public Company Directorships: None
Ms. Van has served as Chief Audit Executive at Jack Henry & Associates (Nasdaq: JKHY), a financial technology and payment processing services company, since October 2021. Prior to Jack Henry & Associates, Ms. Van served as Chief Strategy Officer at Crawford & Company (NYSE: CRD), a third party administrator of claims, from 2017 to 2020 and as the Senior Vice President – Internal Audit at Crawford & Company from 2014 to 2017. She also held internal audit-related leadership roles at companies such as Internap, an IT infrastructure company, Comverge, an international energy management solutions provider, and Accretive Solutions, an accounting and finance services company, earlier in her career. Ms. Van is a Certified Public Accountant and Certified Internal Auditor and received her Bachelor of Science from Clemson University and her Master of Professional Accounting from Georgia State University.
Ms. Van brings to the Board over 30 years of experience in leadership, internal and external audit, governance and mergers and acquisitions.

Board Diversity Matrix As of April 1, 2025 and 2026 and Nominees

	As of April 1,
	2025	2026	Nominees
Board Size:
Total Number of Directors	5	6	5
Number of Directors based on Gender Identity:
Male	3	3	3
Female	2	3	2
Non-Binary	0	0	0
Did Not Disclose	0	0	0
Number of Directors who identify in Any of the Categories Below:
African American or Black	0	0	0
Alaskan Native or American Indian	0	0	0
Asian	0	1	1
Hispanic or Latinx	2	1	1
Native Hawaiian or Pacific Islander	0	0	0
White	3	4	3
Two or More Races or Ethnicities	0	0	0
LGBTQ+	0	0	0
Persons with Disabilities	0	0	0
Did Not Disclose	0	0	0
Directors who are Military Veterans	2	0	0
The Board recommends a vote
FOR
the election of the five (5) Director Nominees nominated by the Board

CORPORATE GOVERNANCE
The Company is committed to the highest standards of business integrity and corporate governance. All of our directors, executives and employees must act ethically. In addition, our directors must act in accordance with our Code of Business Conduct and Ethics for Members of the Board of Directors; our principal executive officer, principal financial officer and principal accounting officer, among others, must act in accordance with our Finance Code of Conduct; and all of our executives and employees must act in accordance with our Code of Business Conduct. Each of these codes of conduct can be accessed through our website at https://www.conduent.com/corporate-governance/ethics-and-compliance. Additionally, our Corporate Governance Guidelines and the charters of our Audit, Compensation, Corporate Governance and Risk Oversight Committees can be accessed through our website at https://www.conduent.com/corporate-governance. They are also available to any shareholder who requests them in writing addressed to Conduent Incorporated, 100 Campus Drive, Suite 200, Florham Park, NJ 07932, Attention: Corporate Secretary. We will disclose any future amendments to, or waivers from, provisions of our Code of Business Conduct and Ethics for Members of the Board and our Code of Business Conduct and our Finance Code of Conduct for our officers on our website as promptly as practicable, and consistent with the requirements of applicable SEC and Nasdaq rules. The Corporate Governance Committee of the Board periodically reviews and reassesses the adequacy of our overall corporate governance and Corporate Governance Guidelines.
Director Nomination Process
The Corporate Governance Committee considers candidates for Board membership recommended by Board members, management and shareholders (see below). Mr. Fucci and Ms. Van were each recommended as a potential director to the Corporate Governance Committee by another member of the Board as part of our director nomination process. The Corporate Governance Guidelines require that a substantial majority of the Board consist of independent directors and that management representation on the Board should be limited to senior Company management. There are no specific minimum qualifications that the Corporate Governance Committee believes must be met by prospective candidates; however, the Corporate Governance Committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria include, among other things, the candidate’s broad perspective, integrity, independence of judgment, experience, expertise, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment and ability to devote adequate time and effort to Board responsibilities. The Corporate Governance Committee does not assign specific weight to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.
Diversity is considered by the Corporate Governance Committee in the director identification and nomination process. This means that the Corporate Governance Committee seeks nominees who bring a variety of business backgrounds, experiences and perspectives to the Board. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a broad diversity of experience, professions, skills, geographic representations, knowledge and abilities that will allow the Board to fulfill its responsibilities. In addition, the Board recognizes the tremendous value of having a diverse collection of directors, and as such, also places value on candidates who are women, from an underrepresented racial or ethnic group, who are LGBTQ, with disabilities, who are military veterans, or with other diverse or underrepresented characteristics.
Shareholders who wish to recommend individuals for consideration by the Corporate Governance Committee as director nominees may do so by submitting a written recommendation to the Secretary of the Company at Conduent Incorporated, 100 Campus Drive, Suite 200, Florham Park, NJ 07932. Submissions must include sufficient biographical information concerning the recommended individual, including age, employment and current board memberships (if any), for the Corporate Governance Committee to consider. The submission must be accompanied by the written consent of the nominee to stand for election if nominated by the Board and to serve if elected by the shareholders. All submissions are reviewed by the Corporate Governance Committee. Recommendations received no earlier than November 2, 2026 and no later than December 2, 2026 will be considered for nomination at the Company’s 2027 Annual Meeting of Shareholders.

Board Leadership Structure
We believe that the most effective board structure is one that emphasizes Board independence and ensures that the Board’s deliberations are not dominated by management while also ensuring that the Board and senior management act with a common purpose and in the best interest of the Company. At this time, we believe this balance is achieved through the appointment of an independent Chair of the Board. Accordingly, Margarita Paláu-Hernández, an independent director, serves as Chair of the Board. Under our Corporate Governance Guidelines, each regularly scheduled Board meeting must include an executive session of all directors and the CEO and a separate executive session attended only by the independent directors. As of the date of this Proxy Statement, all of our current directors and director nominees qualify as independent directors, except for Mr. Agadi, and each of our standing Board committees is comprised solely of independent directors, including our Corporate Governance Committee, which establishes our corporate governance policy and monitors the effectiveness of this policy at the Board level. You can find more information on our Board leadership structure in the Corporate Governance Guidelines posted on the Company’s website at www.conduent.com/corporate-governance. The contents of our website, including our Corporate Governance Guidelines, are referenced for general information only and are not incorporated into this Proxy Statement.
Risk Oversight
Our Board of Directors maintains oversight responsibility for our Enterprise Risk Management (“ERM”) program. This oversight is facilitated primarily through the Risk Oversight Committee of the Board, which previews the ERM program, related assessments and remediation activities for subsequent review by the Board. At least quarterly, the Board’s Risk Oversight Committee and Audit Committee meet with management, the General Counsel, the Chief Audit Executive, and Conduent’s external auditors to discuss risk matters and operating practices, including actions taken by management to address risk exposures. Our ERM program is designed to strengthen our risk management capabilities by developing and implementing a governance structure, risk framework, and processes that enable the identification, assessment, monitoring and management of strategic, financial, operational, technology, and compliance risks. The ERM program, executed under the direction of the General Counsel, enables organizational value through effective integration of risk practices into strategic planning and enterprise decision making. Our risk team collaborates with management and business unit risk leaders to identify and assess emerging risks, monitor risks, develop and prioritize risk mitigation plans, and provide consolidated views of risk across the enterprise.
Corporate Social Responsibility Oversight and Highlights
We are committed to conducting business in an environmentally sustainable and socially responsible manner, in all of our interactions with our stakeholders, including clients, associates, suppliers, shareholders, and the global communities in which we operate. We take a holistic approach to incorporate sustainability principles into our corporate strategy and anticipate risks and opportunities that may arise. We strongly believe that operating in a socially responsible and sustainable manner will drive long-term value creation for our clients, our Company and its shareholders.
Our sustainability initiatives are overseen by our Board’s Corporate Governance Committee, whose responsibilities are listed in its charter. The Company’s strategy, which integrates our sustainability initiatives, is led by the Company’s CEO and his team. A management-level Sustainability Steering Committee, comprised of Legal, Marketing, Investor Relations, Human Resources, Real Estate, Strategy, Procurement and Risk Management leaders, is charged with working with business units and corporate functions to set and execute sustainability goals and to provide long-term strategic guidance and direction on material policies, processes and measurements. Members of the Sustainability Steering Committee meet quarterly with the Corporate Governance Committee to discuss Conduent’s sustainability objectives, as well as to provide periodic briefings and education on trends and emerging issues and regulations that impact the Company. This regular engagement gives the Board insight into how sustainability initiatives are integrated into the Company’s overall company strategy, operational management and solutions and services.
Our sustainability initiatives are focused on the below-referenced environmental, social and governance focus areas that we have determined, through extensive engagement between our senior leadership team and our Board, as well as with our stakeholders, to be most relevant to our industry, our businesses and our clients.

Our most recent Corporate Social Responsibility (“CSR”) report, published in 2025, was prepared using recognized voluntary reporting frameworks, including the Sustainability Accounting Standards Board (“SASB”) and the Task Force on Climate-related Financial Disclosures (“TCFD”), both of which are now under the stewardship of the International Sustainability Standards Board (“ISSB”). Our CSR reporting also includes key performance indicators for our environmental, social and governance focus areas, which are monitored and overseen by our Corporate Governance Committee and full Board. In addition, we annually complete the Carbon Disclosure Project (CDP) Climate Change questionnaire and the EcoVadis questionnaire. In late 2025, we submitted our near-term greenhouse gas emissions targets to the Science Based Target for verification. We expect to continue to enhance our CSR reporting and disclosures in 2026. We are honored to be recognized for the progress we have made in our sustainability efforts, including the following:
▪Top 100 Global Most Loved Workplaces (Newsweek: 2025, 2024, 2023);
▪Best Place to Work for Disability Inclusion (Disability Equality Index: 2025, 2024, 2023);
▪Best for Vets Employers (Military Times: 2025, 2024, 2023);
▪America’s Greatest Workplaces for Women (Newsweek: 2025); and
▪Best Companies for Diversity (Comparably: 2025).
For more sustainability information, please refer to Conduent’s 2024 Corporate Social Responsibility report located on our website at https://www.conduent.com/corporate-social-responsibility. The contents of the Corporate Social Responsibility section of our website, including our Corporate Social Responsibility report, are referenced for general information only and are not incorporated into this Proxy Statement.
Director Independence
A director is not considered independent unless the Corporate Governance Committee and Board determine that he or she has no material relationship with the Company. The Board makes a determination as to each director’s independence broadly considering all relevant facts and circumstances. A director is presumed not to have a material relationship with the Company if the director meets all the bright-line independence and other applicable requirements under the Nasdaq listing standards and all other applicable laws, rules and regulations regarding independence.
In addition, the Corporate Governance Committee and the Board review relationships involving members of the Board, their immediate family members and affiliates, and transactions in which members of the Board, their immediate family members and their affiliates have a direct or indirect interest in which the Company is a participant to determine whether such relationship or transaction is material and could impair a director’s independence. In making independence determinations, the Board considers all relevant facts and circumstances from the point of view of both the director and the persons or organizations with which the director has relationships. See “Certain Relationships and Related Person Transactions.”
As a result of this review, our Board has determined that all of the current directors and nominees for election as directors at the Annual Meeting are, and were during 2025, independent under the Nasdaq rules and our Corporate Governance Guidelines, with the exception of Harsha V. Agadi, our President and CEO (who ceased to be independent upon his January 16, 2026 appointment to such roles).

Certain Relationships and Related Person Transactions
Related Person Transactions Policy
The Board has adopted a policy addressing the Company’s procedures with respect to the review, approval and ratification of “related person transactions” that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. The policy, which is administered by the Corporate Governance Committee, provides that any transaction, arrangement or relationship, or series of similar transactions, in which the Company will participate or has participated and a “related person” (as defined in Item 404(a) of Regulation S-K) has or will have a direct or indirect material interest, and where the amount involved exceeds $120,000 in the aggregate, is subject to review (each such transaction, a “Related Person Transaction”). In its review of Related Person Transactions, the Corporate Governance Committee reviews the material facts and circumstances of the transaction and takes into account certain factors, where appropriate, based on the particular facts and circumstances, including: (i) the nature of the “related person’s” interest in the transaction; (ii) the significance of the transaction to the Company and to the “related person”; and (iii) whether the transaction is likely to impair the judgment of the “related person” to act in the best interest of the Company. No member of the Corporate Governance Committee may participate in the review, approval or ratification of a transaction with respect to which he or she is a “related person.”
Deason Agreement
See above under “Proposal 1 – Election of Directors” for information regarding our interest in the agreement with Darwin Deason.

BOARD OF DIRECTORS AND BOARD COMMITTEES
Committee Functions, Membership and Meetings
Our Board has four standing committees: Audit, Compensation, Corporate Governance and Risk Oversight. Set forth below is a summary of the responsibilities of each committee, the number of committee meetings held during 2025 for each committee and a list of the members and chair of each committee. A copy of the charter of each committee is posted on the Company’s website at www.conduent.com/corporate-governance.
Audit Committee (8 meetings)
The responsibilities of the Audit Committee are set forth in the Audit Committee charter and include the following:
•appoint, retain, compensate, evaluate and replace our independent auditors;
•review and pre-approve audit services to be performed by our independent auditors;
•examine and make recommendations with respect to the audit scope, plans for and results of the annual audit;
•assess independent auditor’s qualifications and independence;
•oversee the activities, qualifications, adequacy of resources, performance and effectiveness of the internal audit organization and review and approve the internal audit scope and internal audit plan;
•review with management, the independent auditors and the internal auditors the quality and adequacy of internal controls;
•review and make recommendations to the Board regarding the Company’s policies and disclosures with regard to affiliate transactions;
•oversee the integrity of the Company’s financial statements;
•review the Company’s audited financial statements, including the Company’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board their inclusion in the Company’s Annual Report on Form 10-K;
•oversee the Company’s compliance with legal and regulatory requirements;
•assess performance of the Company’s independent auditors and the internal audit function;
•review the Company’s cash position, capital structure, status of credit ratings and strategies, financing strategies and insurance coverage and report to the full Board with respect thereto as appropriate;
•review and make recommendations to the management and the full Board as appropriate with respect to the Company’s dividend policy and capital allocation policy;
•review the adequacy of the funding of the Company’s funded retirement plans and welfare benefits plans (other than those plans maintained pursuant to a collective agreement that names the Joint Administrative Board as the governing plan fiduciary) in terms of the Company’s corporate purposes; and
•review the Company’s policy on derivatives.
The Audit Committee is also responsible for the preparation of the Audit Committee Report that is included in this Proxy Statement beginning on page 62.
Members: Michael Fucci, Scott Letier and Greta Van.
Chair: Mr. Letier
The Board has determined that (1) all of the members of the Audit Committee are independent under the Company’s Corporate Governance Guidelines and under the applicable SEC and Nasdaq rules and are able to read and understand financial statements; and (2) Messrs. Fucci and Letier and Ms. Van are “audit committee financial experts,” as defined in the applicable SEC rules. Designation or identification of a person as an audit committee financial expert does not impose any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Audit Committee and the Board in the absence of such designation or identification.

Compensation Committee (6 meetings)
The responsibilities of the Compensation Committee are set forth in the Compensation Committee charter and include the following:
•review and approve the goals, objectives and philosophies with respect to the compensation of the CEO and other key executive officers;
•review and approve the compensation of the CEO and other key executive officers;
•oversee the evaluation of the CEO;
•review, and approve key executive officer compensation and retirement plans, and administer and interpret such compensation plans;
•review and approve employment, severance, change-in-control, termination and retirement arrangements for key executive officers;
•review and recommend to the Board the Company’s stock ownership guidelines and all material compensation-related policies;
•oversee succession planning for executive officers;
•oversee and review the assessment and mitigation of risks associated with the Company’s compensation policies and practices;
•oversee shareholder communications on executive compensation; and
•have sole authority to retain, terminate and assess the independence of the consulting firms engaged to assist the Compensation Committee in the evaluation of the compensation of the CEO and other executive officers, and oversee the work of the compensation consultants, including determination of compensation to be paid to any such consultant by the Company.
The Compensation Committee is also responsible for reviewing and discussing the Compensation Discussion and Analysis (“CD&A”) with management, and has recommended to the Board that the CD&A be included in this Proxy Statement (beginning on page 23) and incorporated by reference into the Company’s 2025 Annual Report on Form 10-K. The CD&A discusses the material aspects of the Company’s compensation objectives, policies and practices. The Compensation Committee’s report appears on page 41 of this Proxy Statement.
The Compensation Committee has not delegated its authority with respect to executive compensation decisions. The Compensation Committee has, however, delegated authority under the Company’s equity plan to the CEO and Chief Human Resources Officer to grant equity awards to employees who are not executive officers. The CEO is also responsible for setting the compensation of, reviewing performance goals and objectives for, and evaluating officers who are not executive officers.
Executive officer compensation decisions are made by the Compensation Committee after discussing recommendations with the CEO and the Chief Human Resources Officer. The Chief Financial Officer confirms the Company’s financial results used by the Compensation Committee to make compensation decisions. The Chief Financial Officer attends Compensation Committee meetings to discuss financial targets and results for the Annual Performance Incentive Plan and the Long-Term Incentive Program as described in the CD&A. The Compensation Committee meets in executive session to review and approve compensation actions for the CEO.
The Compensation Committee has retained Frederic W. Cook & Co. (“FW Cook”) as an independent consultant to the Compensation Committee. FW Cook provides no services to management and provides an annual letter to the Compensation Committee regarding its independence, which the Compensation Committee reviews and determines whether there is any conflict of interest. Based on its review for 2025, the Compensation Committee determined that FW Cook’s work has not raised any conflict of interest and that such firm is independent. The consultant’s responsibilities are discussed on page 29 of this Proxy Statement.
Members: Michael Fucci, Kathy Higgins Victor, and Margarita Paláu-Hernández.
Chair: Ms. Higgins Victor
The Board has determined that all of the members of the Compensation Committee are independent under the Company’s Corporate Governance Guidelines and the applicable Nasdaq rules and that each Committee member is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.

Compensation Committee Interlocks and Insider Participation
During 2025, Mr. Agadi (beginning May 20, 2025 until December 31, 2025), Mr. Letier (beginning March 9, 2025 until May 20, 2025), Ms. Higgins Victor and Ms. Paláu-Hernández each served on our Compensation Committee. No member of the Compensation Committee was during 2025, or is, an officer or employee of the Company or any of its subsidiaries. In addition, during the last fiscal year, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Board or Compensation Committee.
Corporate Governance Committee (5 meetings)
The responsibilities of the Corporate Governance Committee are set forth in the Corporate Governance Committee charter and include the following:
•identify, screen and recommend candidates for membership on the Board, consistent with criteria recommended by the Corporate Governance Committee and approved by the Board;
•review and make recommendations to the Board concerning the size, structure, membership qualifications, composition and procedures of the Board and Board committees;
•review and make recommendations to the Board concerning length of Board services and retirement age for Board members;
•review and assess the independence of each director and make recommendations to the Board regarding the independence of each director;
•review director compensation and recommend to the Board any changes;
•consider matters of corporate governance, including developments, trends and best practices, and review the Company’s corporate governance policies, including the Corporate Governance Guidelines, the Charter and the By-Laws;
•monitor compliance with the Company’s Code of Business Conduct and Ethics for Members of the Board of Directors;
•administer the Company’s Related Person Transactions Policy;
•review and recommend director orientation and continuing director education;
•provide oversight and make recommendations to the Board regarding the Company’s response to shareholder proposals;
•review and discuss with management disclosure of the Company’s corporate governance practices to be included in the Company’s proxy statement and Form 10-K;
•oversee the annual evaluation processes of the Board and Board committees;
•review the Company’s policies, programs and practices on the social responsibility focus areas;
•review and monitor the development and implementation of the initiatives the Company may establish from time to time for its performance with respect to its social responsibility focus areas, the development of metrics and procedures to gauge progress toward achievement of those initiatives, and the Company’s progress against those initiatives;
•review any significant change in the Company’s communication plans, the Company’s Corporate Social Responsibility Report, and any other material external communications regarding corporate social responsibility; and
•identify, evaluate, and monitor environmental, social and related public policy trends, issues, risks and concerns, domestic and foreign, which affect or could affect the Company’s business activities and performance, and make recommendations to the Board regarding such efforts.
The Corporate Governance Committee recommends to the Board nominees for election as directors of the Company and considers the performance of incumbent directors in determining whether to recommend their nomination.
Members: Michael Fucci, Scott Letier and Margarita Paláu-Hernández.
Chair: Mr. Fucci

The Board has determined that all of the members of the Corporate Governance Committee are independent under the Company’s Corporate Governance Guidelines and the applicable Nasdaq rules.
Risk Oversight Committee (4 meetings)
The responsibilities of the Risk Oversight Committee are set forth in the Risk Oversight Committee charter and include the following:
•oversee the Company’s risk assessment policies and practices, including the ERM process, and, at least annually, preview the ERM assessment for subsequent review by the Board;
•oversee the development, implementation and operation of policies necessary to identify, assess, monitor and manage all categories of enterprise risk, including strategic, operational, technology, and compliance;
•oversee and monitor the Company’s risk management policies of the Company’s operations;
•oversee and monitor the Company’s risk management framework;
•discuss with the Audit Committee and management the Company’s major risk exposures, including operational, compliance, strategic, privacy, cybersecurity, technology, business continuity, third party risks, legal and regulatory risks, any emerging risks, the Company’s policies with respect to risk assessment and risk management, and the steps management has taken to monitor and control these exposures;
•review at least annually with the Company’s Global Head of Ethics and Chief Compliance Officer the implementation and the effectiveness of the Company’s compliance and ethics program, including reviewing and approving the Company’s Code of Business Conduct and Ethics and Finance Code of Conduct;
•meet quarterly with management regarding strategy for monitoring and maintaining information security;
•assist in the Board’s oversight of the role of technology in executing the Company’s strategy and supporting the Company’s business and operational requirements;
•oversee the Company’s technology risk management;
•receive and review periodic reports from the Company’s Chief Information Officer concerning the Company’s technology infrastructure and the quality and effectiveness of the Company’s information technology systems and processes;
•evaluate significant risk exposures of the Company and assess management’s actions to mitigate the exposures in a timely manner;
•receive and review quarterly (and more often as necessary) reports from the Chief Risk Officer concerning, among other things, any potential material issues regarding: the Company’s risk management framework, policies or compliance with applicable laws, and the Company’s contracts and relationships with its vendors, including the Company’s ability to perform adequately under those contracts, and the risk of nonpayment and/or fines associated with any inability to perform under the contracts;
•review at least annually the effectiveness of the Company’s internal controls over the Company’s compliance and management risks, with the assistance of the Chief Risk Officer, General Counsel and the Chief Compliance Officer, and review proposed changes to the Company’s policies and internal controls as necessary; and
•review and approve (1) acquisitions in excess of $75 million or involving the issuance of Company stock and (2) dispositions of assets or stock of a subsidiary in excess of $50 million.
Members: Kathy Higgins Victor, Scott Letier and Greta Van.
Chair: Ms. Van
The Board has determined that all of the members of the Risk Oversight Committee are independent under the Company’s Corporate Governance Guidelines and the applicable Nasdaq rules.

Board and Committee Meetings; Annual Meeting Attendance
Board and Committee Meeting Attendance: 13 meetings of the Board of Directors were held in 2025. The number of meetings held by each of our Board committees is noted above under “Committee Functions, Membership and Meetings.” During fiscal year 2025, all directors attended at least 99.2% of the total number of meetings of the Board and Board committees on which they served. We believe that attendance at meetings is only one means by which directors may contribute to the effective management of the Company and that the contributions of all directors have been substantial and are highly valued.
Annual Meeting Attendance Policy: The Company’s policy generally is for all members of the Board to attend the Annual Meeting of Shareholders. All nominees attended the 2025 Annual Meeting of Shareholders, other than Mr. Fucci and Ms. Van, who joined the Board in October 2025 and March 2026, respectively.
Annual Director Compensation
Our Board, upon the review and recommendation of our Corporate Governance Committee, adopted a compensation program for our non-employee directors, which is reviewed annually. The following is a brief summary of the material elements of the program.
Cash Compensation
Under the program, non-employee directors received the following cash fees in 2025, paid pro rata on a semi-annual basis:
•An annual retainer of $80,000;
•$125,000 as an annual fee for the Non-Executive Chair;
•$35,000 as an annual retainer for the Audit Committee Chair and $15,000 for each other member of the Audit Committee;
•$27,000 for the Compensation Committee Chair and $12,000 for each other member of the Compensation Committee;
•$20,000 for the Corporate Governance Committee Chair and $10,000 for each other member of the Corporate Governance Committee; and
•$20,000 for the Risk Oversight Committee Chair and $10,000 for each other member of the Risk Oversight Committee.
All directors are also reimbursed for reasonable expenses incurred in connection with service on the Board or any of its Committees.
Equity Compensation
Under the program, each non-employee director is automatically eligible for an annual equity award granted in the form of deferred stock units (“DSU”) under the Conduent Incorporated 2021 Performance Incentive Plan. A DSU is a bookkeeping entry that represents the right to receive one share of our Common Stock at a future date. DSUs are vested on the date of grant and include the right to receive dividend equivalents, which are credited in the form of additional DSUs, at the same time and in approximately the same amounts that the holder of an equivalent number of shares of our Common Stock would be entitled to receive in dividends. For 2025, our non-employee directors were entitled to an annual grant of DSUs with a grant date fair value of $190,000. If a director separates from service prior to year-end, DSU grants include a clawback provision allowing for recovery of DSUs granted during the year of separation from service on a pro rata basis.
Deferral of Retainer Fees
Board members can elect to receive up to 100% of their $80,000 annual cash retainer, committee fees or other fees in the form of DSUs, the payout of which are deferred for a specified number of years following grant, as determined by the director, or until any earlier separation from service.
Director Stock Ownership Guidelines
Pursuant to the Company’s stock ownership guidelines, directors are required to own Common Stock in a minimum amount equal to 6 times the annual cash retainer ($80,000 x 6 = $480,000). Directors are required to retain 100% of all shares received upon the vesting of equity awards (net of shares which may be sold to cover applicable taxes) until the threshold is achieved.

2025 Director Compensation Table
The following table shows the compensation paid by Conduent to its non-employee directors for the fiscal year ended December 31, 2025. Clifford Skelton, our former Chief Executive Officer, is not included in this table because he was an employee of the Company during 2025 and received no additional compensation for his service as a director. The compensation received by Mr. Skelton as an employee is included in the 2025 Summary Compensation Table below. In addition, Harsha V. Agadi, our current President and Chief Executive Officer, is included in this table because he was not an employee of the Company during 2025 and received compensation as a non-employee director for his service during 2025. Greta Van is also not included in this table because she did not join the Board until after the end of the fiscal year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Harsha Agadi	133,389		126,667	—	260,056
Michael Fucci	13,333		31,667	—	45,000
Kathy Higgins Victor	127,833		190,000	—	317,833
Scott Letier	205,026	(2)	190,000	—	395,026
Michael Montelongo	67,500	(3)	190,000	—	257,500
Margarita Paláu-Hernández	129,917		190,000	—	319,917
(1)This column reflects the aggregate grant date fair value of the annual equity grant made to non-employee directors in the form of DSUs ($190,000) and computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, Compensation—Stock Compensation.
(2)Mr. Letier elected to defer a portion of his annual cash retainer(s) and committee fees reflected in the Fees Earned or Paid in Cash column in the form of DSUs in the amount of $102,513.
(3)Includes fees paid in cash for the pro rata period of service prior to the date of resignation. The Compensation Committee elected to award the full amount of common stock pursuant to the DSUs granted as if such director had served a full year from the date such DSUs were awarded.
The total number of all DSUs held by each director as of December 31, 2025 is as follows: Mr. Agadi: 55,556, Mr. Fucci: 13,419, Ms. Higgins Victor: 247,293, Mr. Letier: 473,610; and Ms. Paláu-Hernández: 264,789.

SECURITIES OWNERSHIP
Security Ownership of Certain Beneficial Owners (1)
We are not aware of any person who, or group which, owns beneficially more than 5% of any class of the Company’s equity securities based on shares of Common Stock outstanding as of March 23, 2026, except as set forth below.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Neuberger Berman Group LLC/Neuberger Berman Investment Advisers LLC (2) 1290 Avenue of the Americas New York, NY 10104	15,624,300	10.07%
Common Stock	DD Revocable Trust (3) 3953 Maple Avenue, Suite 150 Dallas, TX 75219	12,320,307	7.94%
Common Stock	BlackRock, Inc. (4) 50 Hudson Yards New York, NY 10001	11,098,207	7.16%
Common Stock	Dimensional Fund Advisors LP (5) 6300 Bee Cave Road, Building One Austin, TX 78746	8,791,349	5.67%
Common Stock	The Vanguard Group (6) 100 Vanguard Blvd. Malvern, PA 19355	8,567,109	5.52%
___________________
(1)The words “group” and “beneficial” are as defined in regulations issued by the SEC. Beneficial ownership under such definition means possession of sole voting power, shared voting power, sole dispositive power or shared dispositive power. Other than Percent of Class, the information provided in this table is based solely upon the information contained in the most recent Schedule 13G or 13G/A (or in the case of the DD Revocable Trust, the most recent Schedule 13D or 13D/A) filed by the named entity with the SEC.
(2)Based on a Schedule 13G/A filed with the SEC on December 3, 2025 by Neuberger Berman Group LLC and Neuberger Berman Investment Advisers LLC (together “Neuberger”), Neuberger has no sole voting power or sole dispositive power for any shares of Common Stock, shared voting power for 10,753,810 shares of Common Stock and shared dispositive power for 15,624,300 shares of Common Stock.
(3)Based on a Schedule 13D/A filed with the SEC on February 13, 2026 by the DD Revocable Trust (the “Trust”). The Trust is the successor in interest to the shares previously reported as beneficially owned by Darwin Deason. The Trust has sole voting power and sole dispositive power for 12,320,307 shares of Common Stock and has no shared voting power or shared dispositive power for any shares of Common Stock, which shares include 5,393,256 shares of Common Stock issuable upon the conversion of 120,000 shares of Conduent Series A Convertible Perpetual Preferred Stock held by the Trust.
(4)Based on a Schedule 13G/A filed with the SEC on July 16, 2025 by BlackRock, Inc. (“BlackRock”), BlackRock has sole voting power for 10,800,495 shares of Common Stock, sole dispositive power for 11,098,207 shares of Common Stock and has no shared voting power or shared dispositive power for any shares of Common Stock.
(5)Based on a Schedule 13G filed with the SEC on October 31, 2024 by Dimensional Fund Advisors LP (“Dimensional”), Dimensional has sole voting power for 8,527,201 shares of Common Stock, sole dispositive power for 8,791,349 shares of Common Stock and has no shared voting power or shared dispositive power for any shares of Common Stock.
(6)Based on a Schedule 13G/A filed with the SEC on January 30, 2025 by The Vanguard Group (“Vanguard”), Vanguard has no sole voting power for any shares of Common Stock, sole dispositive power for 8,306,630 shares of Common Stock, shared voting power for 103,493 shares of Common Stock and shared dispositive power for 260,479 shares of Common Stock.

Shares of Common Stock of the Company owned beneficially by the directors and nominees for director, each of the named executive officers named in the Summary Compensation Table and all current directors, director nominees and executive officers as a group, as of March 23, 2026, were as follows. To our knowledge, these individuals have sole voting and dispositive power with respect to the reported shares. Unless otherwise noted, the business address of each is 100 Campus Drive, Suite 200, Florham Park, New Jersey 07932.

Name of Beneficial Owner	Amount Beneficially Owned (1)(2)(3)
Harsha V. Agadi, Director, President and Chief Executive Officer	525,655
George Abate, Vice President, Principal Accounting Officer	34,742
Adam Appleby, Executive Vice President, Public Sector Solutions	177,539
Giles Goodburn, Executive Vice President, Chief Financial Officer	208,161
Michael Krawitz, Executive Vice President, General Counsel and Secretary	749,749
Michael Fucci, Director	60,000
Kathy Higgins Victor, Director	260,001
Scott Letier, Director	605,861
Margarita Paláu-Hernández, Director	360,313
Greta Van, Director	0
Anthony Marino, Former Executive Vice President, Chief Administrative Officer (4)	0
Michael McDaniel, Former Executive Vice President of Commercial Solutions (5)	62,307
Mark Prout, Former Executive Vice President, Chief Information and Technology Officer (6)	435,124
Clifford Skelton, Former President and Chief Executive Officer (7)	2,529,466
Stephen Wood, Former Executive Vice President and Chief Financial Officer (8)	467,057
All current directors, nominees and executive officers as a group (10 total)	2,982,021
____________________
(1)Percent Owned by all Current Directors, Director Nominees and Executive Officers: Each current director, director nominee and executive officer beneficially owns less than 1% of the aggregate number of shares of Common Stock outstanding as of March 23, 2026. The amount beneficially owned by all current directors, director nominees and executive officers as a group was 1.92%.
(2)Amount Beneficially Owned: The numbers shown above are the shares of Common Stock considered beneficially owned by the directors and executive officers in accordance with SEC rules and includes shares held indirectly.
(3)Shares of Common Stock which executive officers, directors and nominees have a right, within 60 days of March 23, 2026, to acquire upon the exercise of options or rights or upon vesting of performance shares, DSUs or restricted stock units are also required to be included for purposes of determining beneficial ownership. None of our executive officers, directors or nominees hold any Company securities which are exercisable or scheduled to vest within 60 days of March 23, 2026.
(4)Mr. Marino ceased being an executive officer effective March 24, 2026. Beneficial ownership information is based on information as of that date. Beneficial ownership for Mr. Marino is not included in the group totals contained in this chart.
(5)Mr. McDaniel ceased being an executive officer effective October 7, 2025. Beneficial ownership information is based on information as of that date. Beneficial ownership for Mr. McDaniel is not included in the group totals contained in this chart.
(6)Mr. Prout ceased being an executive officer effective March 24, 2026. Beneficial ownership information is based on information as of that date. Beneficial ownership for Mr. Prout is not included in the group totals contained in this chart.

(7)Mr. Skelton ceased being an executive officer effective January 16, 2026. Beneficial ownership information is based on information as of that date. Beneficial ownership for Mr. Skelton is not included in the group totals contained in this chart.
(8)Mr. Wood ceased being an executive officer effective May 2, 2025. Beneficial ownership information is based on information as of that date. Beneficial ownership for Mr. Wood is not included in the group totals contained in this chart.
Section 16(a) Reports
Section 16(a) of the Exchange Act (“Section 16”) requires the Company’s directors, executive officers and persons who own more than ten percent of the Common Stock of the Company, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock of the Company. Based solely on review of these reports, or written representations from these persons that no other reports were required to be filed with the SEC, the Company believes that all reports for the Company’s directors, executive officers and ten percent shareholders that were required to be filed under Section 16 during the fiscal year ended December 31, 2025 were timely filed.
COMPENSATION DISCUSSION AND ANALYSIS
In this Compensation Discussion and Analysis (“CD&A”), we discuss the compensation philosophy, programs and practices adopted by the Compensation Committee of the Board of Directors of Conduent (the “Compensation Committee”) for our named executive officers and review the various objectives and elements of our executive compensation program, its alignment with performance and the 2025 compensation decisions regarding our named executive officers.
For purposes of this CD&A and the disclosure that follows, the following are our named executive officers for 2025:
•Clifford Skelton, Former President and Chief Executive Officer,
•Giles Goodburn, Executive Vice President and Chief Financial Officer,
•Michael Krawitz, Executive Vice President, General Counsel and Secretary,
•Adam Appleby, Executive Vice President, Public Sector,
•Mark Prout, Former Executive Vice President, Chief Information and Technology Officer,
•Stephen Wood, Former Executive Vice President and Chief Financial Officer, and
•Michael McDaniel, Former Executive Vice President, Commercial Solutions.
2026 Chief Executive Officer Transition
On January 16, 2026, Clifford Skelton departed Conduent as President and Chief Executive Officer. Mr. Skelton is eligible for such separation benefits consistent with a termination without cause under the Company’s U.S. Executive Severance Policy, the Company’s 2021 Performance Incentive Plan, the Company’s Annual Performance Incentive Plan and Mr. Skelton’s incentive equity award agreements.
Also, on January 16, 2026, the Company appointed Harsha V. Agadi, Chairman of the Board since August 2025, as Chief Executive Officer. Mr. Agadi’s base salary will be $880,000 and he is eligible to receive a target short-term incentive award of 150% of base salary in 2026. Mr. Agadi also received a long-term incentive equity award in the amount of 1.7 million restricted stock units, which is in lieu of any other annual grant for fiscal 2026, with 40% of the award issued as time-vested restricted stock units (“RSUs”) and 60% issued as performance restricted stock units (“PRSUs”). The RSUs vest ratably over a three-year period, ending December 31, 2028. The PRSUs are tied to achievement of stock price goals during a three-year performance period ending December 31, 2028. The number of PRSUs earned, which is determined based on the average closing price of a share of Company stock over any 120-consecutive-day period reaching certain goals, with 25% of the shares earned based on achievement of a stock price goal of $2.50 and 100% of the shares earned based on achievement of a stock price goal of $5.00, will vest on the last day of the performance period. (Linear interpolation will be used in between stock price goals.)

Executive Summary
With revenues of approximately $3 billion, we deliver digital business solutions and services spanning the commercial, government and transportation spectrum – creating valuable outcomes for our clients and the millions of people who count on them. We leverage cloud computing, artificial intelligence, machine learning, automation and advanced analytics to deliver mission-critical solutions. Through a dedicated global team of approximately 51,000 associates, process expertise and advanced technologies, our solutions and services digitally transform our clients’ operations to enhance customer experiences, improve performance, increase efficiencies and reduce costs.
With end-to-end solutions across multiple industry value chains, our aim is to be the technology-led business solutions partner of choice for businesses and governments globally. To achieve this, we focus on delivering outcomes across three critical dimensions: Growth, Efficiency and Quality. Our strategy is designed to deliver shareholder value by creating profitable growth, expanding operating margins, identifying process efficiencies and employing a disciplined capital allocation approach.
Our strategic focus on Growth, Efficiency and Quality is the foundation for our compensation programs with key aspects aligned to incentivizing revenue growth, margin expansion and client retention. Our 2025 compensation program links pay to performance, aligns to our shareholder interests, and reflects our 2025 operational and financial results.
Growth: Our opportunity for growth stems from understanding our clients’ businesses and driving valuable outcomes to help them reduce costs, improve efficiencies and performance, and elevate customer experiences.
Our annual compensation bonus plan rewards achievement for success in Growth by including Adjusted Revenue(1) and Net Annual Recurring Revenue (“Net ARR”) Activity metrics. Our long-term incentive plans also reward Growth, as our performance restricted stock awards have metrics tied to our total shareholder return (“TSR”) against our proxy peers, as well as, revenue growth.
Efficiency: We continue to identify ways to reduce costs and create new efficiencies.
Our compensation plans reward success in Efficiency by measuring improvement in adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”) margin(1). (Please refer to “Definitions” and “Non-GAAP Financial Measures”.)
Quality: Our clients count on stable, high-quality service delivery. We focus on consistent system uptime and operational stability, and this has resulted in client confidence, satisfaction and retention.
Delivering with high quality impacts our Adjusted Revenue, Net ARR Activity Metric and Adjusted EBITDA margins and thus is also aligned with the annual incentive plan.
2025 Performance
In March 2023, we established a strategic plan focused on growth, rationalization, and improved cash flow generation with targeted 2025 exit rates. 2025 marked the completion of the final year of the plan, and Adjusted Revenue and Net ARR Activity came in below expectations. However, Adjusted EBITDA and Adjusted EBITDA Margin finished at the higher end of our guidance, after considering adjustments. Adjustments included response costs to address a cyber security disruption, whereby a threat actor gained unauthorized access to a limited portion of the Company’s environment. Further, proceeds from our divestiture program enabled us to repurchase an additional 9.2 million shares of our common stock.
Our 2025 short-term incentive plan funded below target, reflecting Conduent’s financial and operating results achieved throughout 2025.
Annual Performance Incentive Plan (“APIP”) Design and Results
Our named executive officers participate in Conduent’s APIP, an annual incentive plan in which many associates at various management levels across Conduent’s population participate. The performance measures and weightings in the 2025 APIP were Adjusted Revenue (weighted 40%), Adjusted EBITDA Margin (weighted 40%) and Net ARR Activity (weighted 20%). For the 2025 performance year, our APIP was amended on June 1, 2025, for our named executive officers and other senior executives to a program that would award 80% in Annual Performance Incentive Plan Shares (“APIP Shares”) and 20% in cash. As calculated, our 2025 financial results would have led to a 79.3% of target funding for the 2025 APIP. However, the Compensation Committee determined that the calculated amount of 79.3% using the established metrics did not properly reflect the overall Company performance. As a result, the Compensation Committee used its discretion under the APIP plan documents to reduce the aggregate APIP pool to $15.4M and cancel the issuance of APIP Shares to avoid incremental shareholder dilution.
The 2025 Adjusted Revenue, Adjusted EBITDA Margin and Net ARR Activity metric performance goals were established in March 2025. The Compensation Committee did not reset these goals or make upward adjustments in determining overall APIP funding.

(1)Please see “Non-GAAP Financial Measures” beginning on page 54 of this Proxy Statement for information on our Non-GAAP financial measures.

Long-Term Incentive Plan (“LTIP”) Results
2025 LTIP Grants
Our annual 2025 LTIP grant consisted of time-based restricted stock units (“RSUs”) with respect to 35% of the grant for our President and Chief Executive Officer (“CEO”) and our Executive Vice President and Chief Financial Officer (“CFO”) at the time of grant; and 50% for our other named executive officers, all vesting ratably over a three-year period; and performance-based restricted stock units (“PRSUs”) for the remaining 65% of the grant for our CEO and CFO, and the remaining 50% for our other named executive officers, at the time of grant. The annual PRSUs granted to our named executive officers are approximately 70% based on revenue growth (“2025 PRSU—Revenue Growth”), calculated by averaging annual revenue growth for the three-year period ending December 31, 2027; and the remaining 30% based on relative TSR (“2025 PRSU—rTSR”), as compared to our August 2024 compensation peers. The annual 2025 LTIP grants balance our need to increase revenues and drive shareholder value, while fostering participant retention and stock ownership.

2023 LTIP Results
Our 2023 LTIP grant consisted of time-based RSUs with respect to 50% of the grant, vesting ratably over a three-year period; and performance-based PRSUs with respect to 50% of the grant, of which approximately 70% were based on revenue growth (“2023 PRSU—Revenue Growth”) and the remaining approximate 30% based on relative TSR (“2023 PRSU—rTSR”), each vesting over three-year periods. The 2023 PRSU—rTSR was based on Conduent’s three-year relative TSR (“rTSR”) as compared to our August 2022 compensation peers, and the PRSU—Revenue Growth was based on our average annual revenue growth for the three-year period, ending December 31, 2025. The 2025 1/3 portion of the 2023 PRSU—Revenue Growth resulted in 0% of target, which was averaged with the 2024 results of 0% of target, and the 2023 results of 66.25% of target, to determine a final payout of 22.08% of target. For our 2023 PRSU—rTSR grant, our relative shareholder return results based on our peer group ranking was at the 25th percentile, which resulted in a 50% of target payout.

Advisory Say on Pay Vote and Shareholder Engagement
Our executive compensation is subject to an annual advisory vote of shareholders at our Annual Meeting. The Compensation Committee considers the outcome of Say on Pay votes when making compensation decisions for our named executive officers. At the 2025 Annual Meeting of Shareholders, 95% of shares voted were in favor of our executive compensation program, demonstrating strong shareholder support. Our Board and the Compensation Committee greatly value the benefits of maintaining a dialogue with our shareholders and understanding their views. Our management team established and participated in various shareholder engagement activities in 2025. Our investor relations function proactively engages with our shareholders to provide updates on the performance of the Company and solicit feedback on various topics.

Executive Compensation Program
Compensation Philosophy
Our executive compensation program is designed to attract, motivate, reward and retain top talent necessary to drive our business strategy and create shareholder value. Our programs are designed to follow these principles:
•provide competitive compensation to attract and retain executives critical to our long-term success;
•align executive and shareholder interests using both short-term and long-term financial and strategic objectives that build a sustainable company;
•recognize and reward collective accountability and individual contribution to drive enterprise results;
•instill high standards of corporate governance and best practices; and
•mitigate excess risk taking and/or behavior that is inconsistent with the Company’s strategic plans and high ethical standards.
Checklist of Compensation Practices

What We Do		What We Don’t Do
✓	Deliver a significant portion of compensation through long-term incentives tied directly to shareholder value creation.	X	Permit re-pricing of underwater stock options or springloading of equity grants.
✓	Balance short- and long-term incentives with multiple performance metrics.	X	Provide a defined-benefit pension plan or SERPs to executives (only all-employee 401(k) plan).
✓	Impose caps on our annual incentive and PRSU awards for our named executive officers.	X	Provide excessive executive perquisites or termination payments.
✓	Maintain a recoupment policy that allows clawback of cash and equity compensation earned because of fraudulent or illegal conduct or in the event of an accounting restatement.	X	Allow directors, named executive officers and other senior leaders to hedge or pledge Company stock.
✓	Maintain stock ownership requirements for all of our named executive officers.	X	Permit tax gross-ups on change in control or other severance payments.
✓	Conduct an annual review of programs to ensure they do not encourage risks that have a material adverse effect on the Company.	X	Maintain written employment contracts with our executive officers.
✓	Maintain non-competition and non-solicitation agreements with our named executive officers that prohibit competing against Conduent and soliciting our customers or current associates after termination, to the extent legally permitted.	X	Allow single-trigger change in control arrangements.(1)
✓	Engage an Independent Consultant under the direction of the Compensation Committee.	X	Provide guaranteed incentive payouts for named executive officers.
(1)In connection with Mr. Agadi’s appointment to CEO, the Compensation Committee, as a one-time exception, granted RSUs and PRSUs in 2026 that included single-trigger vesting upon a change in control.
2025 Total Direct Compensation Targets for Named Executive Officers
The Compensation Committee approved the annual target total direct compensation levels for all active named executive officers for 2025. The table below illustrates annual base salary, target short-term incentive and target long-term equity-based incentive for each active named executive officer as of December 31, 2025. For Messrs.

Wood and McDaniel, who were not with Conduent as of December 31, 2025, the amounts reflect those prior to their departures from Conduent.

Executive	Title	Annual Base Salary	Target Short- Term Incentive (% of Base Salary)	Target Long- Term Incentive	Target Total Direct Compensation
Clifford Skelton	Former President and Chief Executive Officer	$835,000	150%	$5,000,000	$7,087,500
Giles Goodburn[1]	Executive Vice President and Chief Financial Officer	$475,000	75%	$700,000	$1,531,250
Michael Krawitz	Executive Vice President, General Counsel & Secretary	$525,000	85%	$1,100,000	$2,071,250
Adam Appleby	Executive Vice President, Public Sector	$475,000	80%	$650,000	$1,505,000
Mark Prout	Former Executive Vice President, Chief Information and Technology Officer	$450,000	75%	$750,000	$1,537,500
Stephen Wood	Former Executive Vice President and Chief Financial Office	$575,000	85%	$1,400,000	$2,463,750
Michael McDaniel	Former Executive Vice President, Commercial Solutions	$500,000	85%	$1,000,000	$1,925,000
1To account for promotion to CFO, the table above reflects the following changes made in 2025:
•On May 2, 2025, Mr. Goodburn’s base salary increased from $350,000 to $475,000 and his APIP target increased from 65% to 75%, whilst his LTIP target increased from $225,000 to $700,000, which will be granted starting with the 2026 annual LTIP grant.
•Mr. Goodburn also received a one-time off-cycle LTIP award valued at $280,000 granted on June 1, 2025.

The chart below reflects the 2025 annual target total direct compensation pay mix for our CEO and other active named executive officers (Messrs. Goodburn, Krawitz, Appleby and Prout) as of December 31, 2025, and the portion of their targeted total direct compensation that is variable pay. Basing this variable compensation upon performance results, including Conduent’s rTSR performance as compared to our proxy peers, directly aligns our executives’ interests with shareholder value creation. To reinforce the Company’s pay for performance philosophy, 88% of our CEO’s targeted total direct compensation, and on average 71% for our other named executive officers, is variable and “at risk.”

Pay Mix
100%
75%
50%
25%
0%
70%
18%
12%
48%
23%
29%
CEO
Other Named Executive Officers
Base Salary (Fixed Pay)
Short-Term Incentive (Variable Pay)
Long-Term Incentive (Variable Pay)

Process for Determining Compensation
Role of the Compensation Committee
The Compensation Committee administers the executive compensation program for our named executive officers on behalf of our Board and shareholders. All members of the Compensation Committee are independent directors in accordance with applicable SEC and Nasdaq standards, including heightened independence requirements for Compensation Committee members. The Compensation Committee’s responsibilities are discussed beginning on page 16 of this Proxy Statement.
The Compensation Committee evaluates many factors when designing and establishing the executive compensation program and specific goals and pay levels. In determining the appropriate compensation levels, the Compensation Committee considers the scope and impact of the executive’s role within the organization, experience, sustained performance and future potential. The Compensation Committee also reviews the compensation levels of similarly positioned executives at peer companies, general industry compensation data and internal pay considerations. The Compensation Committee retains an independent consultant for the purpose of providing market data and guidance related to executive compensation programs.
Role of the CEO
While the Compensation Committee is ultimately responsible for making all compensation decisions affecting compensation of our named executive officers, the CEO participates in the process by:
•Periodically discussing the performance of the Company and each executive officer with the Compensation Committee; and
•Making recommendations on the components of compensation for the other executive officers.

After receiving input from the CEO, the Compensation Committee makes its own assessments and formulates compensation amounts for each of our executive officers, including our named executive officers, ensuring that the total target compensation for each is appropriate and competitive.
Role of the Independent Consultant
The Compensation Committee has retained the services of an independent compensation consulting firm, Frederic W. Cook & Co., Inc. (“FW Cook”), to assist with its responsibilities. FW Cook reports only to the Compensation Committee and has not performed any other work for Conduent since being retained as an independent consultant to the Compensation Committee, except in its capacity as an independent advisor to the Corporate Governance Committee on non-employee director compensation matters. As provided in its charter, the Compensation Committee has the authority to determine the scope of FW Cook’s services and may terminate FW Cook’s engagement at any time. The Compensation Committee evaluated the independence of FW Cook and concluded that no conflict of interest existed that would prevent FW Cook from independently advising the Compensation Committee.
During 2025, FW Cook provided the following services:
•regularly updated the Compensation Committee on trends in executive compensation, including providing proactive advice on emerging trends and best practices;
•reviewed officer compensation levels and overall performance compared to general industry survey data and a peer group made up of organizations with which Conduent is likely to compete for business, investor capital and/or executive talent;
•reviewed incentive compensation designs for short-term and long-term programs;
•advised the Compensation Committee on the executive compensation peer group;
•reviewed the Compensation Discussion and Analysis and related compensation tables for inclusion in this Proxy Statement;
•attended Compensation Committee meetings, including meetings in executive session, as requested by the Compensation Committee chair;
•offered independent analysis and input on CEO compensation;
•assisted with non-employee director compensation; and
•reviewed the compensation risk assessment.

Peer Group
Conduent’s 2024/2025 Peer Group was used to benchmark 2024 compensation and assist in setting 2025 compensation for our named executive officers, as well as to review general pay practices and trends at that time. Additionally, this peer group is used to determine TSR performance for our 2025 PRSU—rTSR awards. In August 2024, the Compensation Committee reviewed the 2023/2024 peer group and approved the following changes for 2024/2025: removed Leidos due to its larger size, removed Veradigm, as it was delisted, and added TaskUs, a size-appropriate business competitor. The resulting 2024/2025 peer group is shown below.

The Compensation Committee concluded that the peer group includes key business competitors, as well as companies that align with Conduent’s size, scope, and competitors for executive talent and investor capital. Further, Conduent’s revenue at that time, ranked near the median of the peer group:

2024 / 2025 Peer Group

Alight (ALIT)	Genpact LTD (G)

CACI International Inc (CACI)	ICF Intl (ICFI)

CGI Group (GIB)	Maximus, Inc (MMS)

Concentrix (CNXC)	TaskUs (TASK)

CSG Systems Intl (CSGS)	TELUS Intl (TIXT)

ExlService (EXLS)	TriNet Group (TNET)

Competitive Market Information
At the end of 2024, the Compensation Committee reviewed a report comparing the compensation of its named executive officers with the compensation of executives in comparable positions at our peer group companies based on the most recent proxy filings (primarily used for the CEO, CFO and General Counsel) and supplemented by general industry survey data. This comparison included compensation data for the following elements of pay:
•base salary;
•target short-term incentives;
•total target cash compensation (base salary plus target short-term incentives);
•target long-term incentives; and
•total target direct compensation (total target cash compensation plus target long-term incentives).
The competitive market data was prepared, analyzed, and presented to the Compensation Committee by FW Cook. The market pay range is viewed by the Compensation Committee as a competitive reference point, but that data is not used to match a specific percentile of the market. Emphasis is placed on total target direct compensation. For 2025, the Compensation Committee reviewed total target direct compensation against the market data using the median as a reference point. The Compensation Committee exercises judgment in setting individual compensation levels to reflect an assessment of the executive’s experience, responsibilities, expected contributions to Conduent, and potential for advancement.

2025 Compensation for the Named Executive Officers
2025 Total Direct Compensation Targets
The majority of our named executive officers’ compensation is provided under our variable incentive compensation programs. Variable pay increases with responsibility while long-term incentive compensation represents the greatest component of pay. The 2025 total direct compensation targets of our named executive officers can be found under the heading “Executive Compensation Program, 2025 Total Direct Compensation Targets for Named Executive Officers.” For further information regarding the process the Compensation Committee used to determine compensation for our named executive officers, please see above under “Process for Determining Compensation.”
More complete compensation information appears in the “Summary Compensation Table” on page 42.
Base Salary
Base salary is the fixed pay element of our compensation program that reflects the level and scope of responsibility within the Company. The Compensation Committee reviews each named executive officer’s base salary annually as well as in connection with a promotion or other change in responsibility. For our named executive officers on December 31, 2025, the table below reflects base salaries for our named executive officers as of December 31, 2025 and December 31, 2024.

Executive	Annual Base Salary at 12/31/25	Annual Base Salary at 12/31/24
Clifford Skelton	$835,000	$835,000
Giles Goodburn	$475,000	NA
Michael Krawitz	$525,000	$525,000
Adam Appleby	$475,000	NA
Mark Prout	$450,000	$450,000
Effective May 2, 2025, Mr. Goodburn received an annual base pay increase from $350,000 to $475,000, commensurate with his promotion to CFO. No other named executive officers received a base salary increase from 2024 to 2025. Messrs. Goodburn and Appleby were not named executive officers in 2024.
Short-Term Incentives
The Annual Performance Incentive Plan provides for short-term incentive awards that reward performance against our annual operating plan, to our named executive officers and other eligible associates. Each year, the Compensation Committee reviews the target short-term incentive award opportunity, scaled to the executive’s level of responsibility, and stated as a percentage of base salary, and the maximum payout opportunity. For 2025, our APIP was amended on June 1, 2025, for our named executive officers and other senior executives to deliver 80% in the form of Annual Performance Incentive Plan Shares (“APIP Shares”) and the remaining 20% in cash (“APIP Cash”). The APIP metrics and goals are the same for the APIP Shares and APIP Cash. The payout is determined at the end of the performance period on December 31, 2025. The APIP Shares were granted on June 1, 2025 and earned shares would vest one-half on March 30, 2026, and one-half on March 30, 2027. On March 11, 2026, the Committee used its discretion under the APIP plan documents to reduce the aggregate APIP pool and to cancel the issuance of APIP Shares to avoid incremental shareholder dilution. Thus, any 2025 APIP payouts were awarded in cash.

The following chart reflects Conduent’s process for setting short-term incentive awards. This process typically takes place in the first quarter of the year.

Board of Directors
• Reviews Conduent's results from previous year.
• Considers annual operating plan for coming year.
CEO
• With the CFO and Chief Administrative Officer, assesses prior year performance.
• Recommends to the Compensation Committee performance measures for the coming year.
• Recommends actions related to payment of awards based on prior year performance and establishment of short-term incentive target awards for the coming year for the other named executive officers.
Compensation Committee
• With the input of the CEO, assesses prior year performance against goals.
• With the input of the CEO, determines awards earned for the prior year.
• Sets performance measures and weightings for the coming year, including the threshold, target and maximum goals for each measure; payout ranges; and overall design.
• Establishes a target short-term incentive opportunity for each named executive officer for the coming year.

Short-Term Incentive Target Award Opportunity for the Named Executive Officers
The annual short-term incentive target award opportunity for each of our named executive officers takes many factors into consideration, including scope of responsibility, expected contributions, internal pay equity and competitive executive compensation practices. If an executive’s role or responsibilities change after the terms of the award are approved, the Compensation Committee may adjust the short-term incentive target award opportunity at that time.
The table below depicts the total APIP target percentages for 2025 and 2024 for our named executive officers, as of December 31, 2025. An increase was made to the short-term incentive target percentages from 2024 to 2025 for Mr. Goodburn to reflect his promotion to CFO and better align target level with external market rates. Mr. Goodburn and Mr. Appleby were not executive officers in 2024.

Executive	Target Short-Term Incentive as of 12/31/2025 (% of Base Salary)	Target Short-Term Incentive as of 12/31/2024 (% of Base Salary)
Clifford Skelton	150%	150%
Giles Goodburn	75%	NA
Michael Krawitz	85%	85%
Adam Appleby	80%	NA
Mark Prout	75%	75%
Short-Term Incentive Performance Measures
The Compensation Committee established the APIP for 2025 pursuant to which each named executive officer is eligible to receive an incentive payout, assuming Conduent attains certain pre-established performance goals. In 2025, the performance goals for the APIP were designed to align with Conduent’s overall strategies, goals and objectives. Our 2025 performance goals were based on Adjusted Revenue, Adjusted EBITDA Margin and Net ARR Activity. Our 2025 Revenue target was lower than our 2024 target and actual results, due primarily to the impact of divestitures, contract losses and lower volumes within the Commercial and Government businesses. The defined APIP measures were designed to give a clear line of sight to key business results and to encourage growth in revenue without eroding profit margin.
Our targets were consistent with our overall budget for the year, as well as initial guidance provided to investors. The Compensation Committee did not amend the goals under the APIP for 2025, but did exercise discretion to decrease funding under the APIP, as further described below. The 2025 APIP plan focused on Conduent’s growth and efficiency goals, while additional consideration was given to our quality goals, and is in alignment with our business strategy. Our defined APIP metrics were measured as follows:
•Adjusted Revenue (40% weight)
•Adjusted EBITDA Margin (40% weight)
•Net ARR Activity (20% weight)
(Please see “Definitions” and “Non-GAAP Financial Measures” on page 54 of this Proxy Statement for full definitions and reconciliation.)
The APIP funding level for achieving threshold performance is 25% of target. The APIP funding level for achieving target performance is 100% of target. The APIP funding level for achieving maximum performance is 150% of target, and the APIP funding level for Over-Achievement for Adjusted Revenue and Adjusted EBITDA Margin is 200%. Performance below threshold results in zero APIP funding. Performance results and APIP funding levels are interpolated between these points. The following table notes the 2025 Threshold, Target, Maximum and Over-Achievement APIP targets, as applicable, for our 2025 APIP Goals:

Performance Measure(1)	Threshold 25% Funding		Target 100% Funding		Maximum 150% Funding		Over-Achievement 200% Funding
Adjusted Revenue	$3,060.4	M	$3,155	M	$3,249.7	M	$3,470.5	M
Adjusted EBITDA Margin	4.66%		4.91%		5.16%		5.40%
Net ARR Activity	$125	M	$147	M	$169	M	NA
Our overall 2025 APIP performance was measured as follows:

Performance Measure(1)	Weighting (A)	Actual Results		Performance Achievement (B)	Funding % (A) x (B)
Adjusted Revenue ($M) (2)	40%	$3,042	M	0%	0%
Adjusted EBITDA Margin	40%	5.39%		198.2%	79.3%
Net ARR Activity ($M)	20%	($8 M)		0%	0%
Total Calculated Funding					79.3%
____________________
(1)The performance goals were aligned with Conduent’s 2025 operating plan at the time they were established and designed to be challenging yet achievable.
(2)For 2025, there were no adjustments and therefore Adjusted Revenue equaled Revenue.
For the 2025 performance year, our APIP was amended on June 1, 2025, for our named executive officers and other senior executives to a program that would award 80% in APIP Shares and 20% in APIP Cash. As calculated, our 2025 financial results would have led to a 79.3% of target funding for the 2025 APIP. However, the Compensation Committee determined that the calculated amount of 79.3% using the established metrics did not properly reflect overall company performance, and in the cases of Messrs. Skelton and Prout, the Compensation Committee determined that the established metrics did not properly reflect their overall individual performances. As a result, the Compensation Committee used its discretion under the APIP plan documents to reduce the aggregate APIP pool to $15.4M and cancel the issuance of APIP Shares to avoid incremental shareholder dilution. Specific APIP payouts were determined on an individual-by-individual basis, based on performance and the overall funding. Messrs. Wood and McDaniel did not receive 2025 APIP, due to their terminations of employment.

Determining Short-Term Incentive Award Payouts
After the end of the fiscal year, the CFO confirms the financial results and communicates the results to the Compensation Committee. Subject to the Compensation Committee’s review and approval, if applicable, any material unusual charges or gains are reviewed with the Compensation Committee for possible impact on APIP calculations.
Results for each performance measure are assessed and calculated independently. The weighted results of each measure are added together to determine overall performance results. Funding levels are made proportionately for achievement at levels between the goals. If threshold pre-established performance measures are achieved, the Compensation Committee retains discretion to determine an APIP funding level that differs from the calculated incentive funding level, or no APIP funding at all, as it deems appropriate. The Compensation Committee also retains its discretion to increase or decrease an individual APIP award based on individual performance, provided that the named executive officer’s award may never exceed their maximum payout of 200% of target.
2025 Performance for Short-Term Incentive Award Payouts
The 2025 APIP pool was $15.4M following the Compensation Committee’s review of 2025 financial results and the Compensation Committee’s downward adjustment. Details for our named executive officers as of December 31, 2025 are below:

Executive	2025	2025	2025
	Bonus Target Amount	Actual Cash Bonus Amount	Actual Bonus as a % of Target
Clifford Skelton	$1,252,500	$—	—%
Giles Goodburn	$313,568	$219,498	70%
Michael Krawitz	$446,250	$267,750	60%
Adam Appleby	$380,000	$228,000	60%
Mark Prout	$337,500	$—	—%

The bonus target amount for Mr. Goodburn was prorated for his May 1, 2025 promotional increases in annual base salary from $350,000 to $475,000, and target percentage increase from 65% to 75%. All other APIP total target bonus percentages for our named executive officers remained consistent from 2024 to 2025. No APIP Cash bonus payments were made to Messrs. Skelton, Prout, Wood or McDaniel. Additional information about the short-term incentive opportunities is shown in the “Grants of Plan-Based Awards in 2025” table.
Long-Term Incentives
We provide long-term incentives to reward our named executive officers for sustained performance, as a retention incentive and to align the executive’s interests with shareholders to drive long-term value creation. Awards are intended to encourage a strong ownership stake in the Company to drive superior performance on long-term Company objectives. When determining long-term incentive awards, the Compensation Committee considers market data, relative impact of the executive’s position, responsibilities and role at Conduent and each named executive officer’s performance.
During the first fiscal quarter of 2025, the Compensation Committee approved annual LTIP grants for our named executive officers. As part of this approval, the Compensation Committee established performance goals and award values and an April 1, 2025 grant date for our executive officers. The Compensation Committee also approved a one-time promotional long-term incentive grant on June 1, 2025 to Mr. Goodburn upon his appointment to CFO. Additional information regarding the annual 2025 LTIP awards can be found in the “Summary Compensation Table” and the “Grants of Plan-Based Awards in 2025” table.
Long-Term Incentive Program and Performance Measures
Our annual long-term incentive awards granted on April 1, 2025 and a one-time promotional grant for Mr. Goodburn awarded on June 1, 2025 were made pursuant to the Conduent Incorporated 2021 Performance Incentive Plan. For our CEO and acting CFO, 35% of their target long-term incentive values were granted in the form of Restricted Stock Units and 65% in Performance Restricted Stock Units. For our other named executive officers, 50% of their target long-term incentive value was granted in the form of Restricted Stock Units and 50% in Performance Restricted Stock Units. The Performance Restricted Stock Units were weighted approximately

70% in Revenue Growth Targets, referred to as “2025 PRSU—Revenue Growth” and the remaining approximate 30% to a rTSR measure compared with our 2024-2025 Peer group, referred to as “2025 PRSU—rTSR.” Revenue Growth and rTSR were selected as our long-term metrics to emphasize our continued focus on growing revenues and increasing shareholder value.
Restricted Stock Units granted on April 1, 2025 and June 1, 2025, vest 1/3 each on, December 31 of 2025, 2026 and 2027; and June 1, 2026, 2027 and 2028, respectively. The number of RSUs are calculated by taking the approved target RSU award values and dividing by the closing price of Conduent Common Stock on the grant effective dates. The RSU shares are then rounded down to the nearest whole share.
The target number of 2025 PRSU—Revenue Growth shares were determined by dividing the approved target PRSU—Revenue Growth long-term incentive award target value by the closing price of Conduent Common Stock on the grant effective dates, and then rounding down to the nearest whole share. The target number of PRSU—rTSR shares were determined by dividing the approved long-term incentive award PRSU—rTSR target value by the grant date fair value per share, determined using a Monte Carlo simulation. The calculated 2025 PRSU—rTSR shares for all named executive officers were then rounded down to the nearest whole share. Both types of 2025 PRSU awards cliff vest after three years and have performance measures tied to three years.
The 2025 PRSU—Revenue Growth targets were established at grant for each calendar year of 2025, 2026 and 2027. The three annual results will be averaged to determine a final payout. The Revenue Growth targets and payout percentages for both the April 1, 2025 grants and the June 1, 2025 promotional LTIP grant for Mr. Goodburn are as follows:

Revenue Growth from Previous Fiscal Year	2025	2026	2027	Payout %
Maximum	1.3%	4.0%	5.5%	150%
Target	(0.7)%	1.5%	2.5%	100%
Threshold	(2.7)%	(1.0)%	(0.5)%	50%
Similar to the Adjusted Revenue target goal in our APIP, the target 2025 revenue growth goal was negative due primarily to the impact of divestitures, business runoff from prior years and lower volumes within our Commercial and Government businesses. The results will be adjusted for any dispositions of businesses and asset sales, and may be adjusted for other unanticipated or unbudgeted changes. Linear interpolation will be used to determine payout for performance between payout levels.
The 2025 Revenue growth from 2024 fiscal year was (3.14)%, resulting in a 0% of target calculation for the first one-third measurement period of the award. This result will be averaged with the 2026 and 2027 results to determine a final payout at the end of the three-year period.
For the 2025 PRSU—rTSR awards, we measure Conduent’s stock performance relative to our 2024-2025 proxy peer group, established in August 2024. See “Peer Group” section above.
Conduent’s rTSR percentile rank against the 2024-2025 proxy peer group will be measured over the period of April 1, 2025 through December 31, 2027 for both the April 1, 2025 and the June 1, 2025 annual LTIP grants. At the end of the performance period, the rTSR results will be based on the following payout matrix:

Conduent rTSR	Payout % of Target
>=75th Percentile	150%
Median	100%
25th Percentile	50%
Linear interpolation will be used for results between points. Final payout is subject to a cap of 100% if Conduent’s absolute TSR is negative over the performance period. There is also a total value cap of four times the target value at vest.
Once vested, all our long-term incentive awards, including RSUs and PRSUs, are paid out in the form of shares of Conduent Common Stock. Any dividends paid during the vesting period would be accrued and settled at the same time the underlying award vests.

The 2025 Long-Term Incentives provide direct alignment between shareholder value creation and earned compensation, and serve to help the Company attract and retain the talent needed to deliver our business strategies.

Performance Results and Payouts Under Prior Equity Awards
2023 PRSUs
2023 PRSU—Revenue Growth Award
The 2023 PRSU—Revenue Growth targets were established for each calendar year of 2023, 2024 and 2025. The three annual results were averaged to determine a final payout. The Revenue Growth targets and payout percentages were as follows:

Revenue Growth from Previous Year	2023	2024	2025	Payout %
Maximum	0.0%	5.7%	6.2%	200%
Target	(2.0)%	3.2%	3.2%	100%
Threshold	(4.0)%	0.7%	0.2%	50%
Achievement	66.3%	0.0%	0.0%	22.08%
The results achieved for the 2023, 2024 and 2025 revenue growth measures are as follows:
2023 Revenue Growth was (3.36%) and resulted in a 66.25% achievement for fiscal year-ending December 31, 2023. 2024 Revenue Growth was (3.14%), below threshold, resulting in 0% of target achievement for the fiscal year-ending December 31, 2024. The 2025 Revenue Growth was (4.08%), resulting in 0% of target achievement. The final payout was therefore calculated and settled at 22.08% achievement of target, the average of the 2025, 2024 and 2023 results.
2023 PRSU—rTSR Award
The 2023 PRSU—rTSR award was based upon Conduent’s TSR as compared to the rTSR of our 2023 proxy peer group (as approved on August 23, 2022) for the April 1, 2023 through December 31, 2025 performance period, with targets and payout percentages as follows:

Conduent rTSR	Payout %
>=75th Percentile	150%
Median	100%
25th Percentile	50%
Achievement	50%

Performance results were subject to a cap of 100% if Conduent absolute TSR was negative and a total value cap of six times the grant was set. At the end of the performance period on December 31, 2025, Conduent’s TSR versus our 2023 proxy peer group was 10th out of 13 companies, including Conduent. This placed the Company at the 25th percentile, resulting in a 50% of target payout.
2024 PRSU—Revenue Growth Award
The 2024 PRSU—Revenue Growth targets were established for each calendar year of 2024, 2025 and 2026. The three annual results will be averaged to determine a final payout. The Revenue Growth targets and payout percentages for both the April 1, 2024 and July 31, 2024 grants were as follows:

Revenue Growth from Previous Fiscal Year	2024	2025	2026	Payout %
Maximum	0.1%	4.5%	6.0%	150%
Target	(1.9)%	2.0%	3.0%	100%
Threshold	(3.3)%	0.5%	1.0%	50%
Achievement	54.7%	0.0%	To be determined	To be determined
The 2024 Revenue growth from 2023 fiscal year was (3.14)%, resulting in a 54.74% of target calculation for the first one-third measurement period of the award. The 2025 Revenue growth from fiscal year 2024 was (4.08%), resulting in a 0% of target calculation for the second one-third measurement. These results will be averaged with the 2026 results to determine a final payout.
Savings Plans
Conduent Savings Plan (“401(k)”)
All our named executive officers are eligible to participate in the Conduent Savings Plan in the same manner as all U.S. associates. After one year of service, participants are eligible for employer matches which are discretionary. The maximum match permitted under the terms of the savings plan is 4% of eligible pay, subject to IRS-qualified plan compensation limits and highly compensated threshold limits.
The Company does not maintain any non-qualified deferred compensation plans or other retirement plans, other than the retirement benefits associated with the long-term incentive awards.
Benefits and Perquisites
We generally offer medical and dental coverage, life insurance, accidental death insurance and disability benefits programs or plans for all our full-time associates, as well as customary vacation, leave of absence and other similar policies. Our named executive officers are eligible to participate in these programs and plans on the same basis as all other salaried associates.
The following benefits are available for our CEO and executive officers with a direct reporting relationship to the CEO:
•Financial & Tax Planning: Up to $15,000 per year, and
•Executive Physicals: Up to $5,000 per year.
These benefits are relatively common among our peers. Financial and tax planning by experts reduces the amount of time and attention that our most senior executives devote to their personal finances. Executive physicals allow our most senior executives to better safeguard their physical health.
Employment and Separation
Named executive officers serve at the will of the Board. This enables the Board to remove a named executive officer whenever it is in the best interests of Conduent, with full discretion of the Compensation Committee to decide on an appropriate severance package. When a named executive officer is removed from his or her position, the Compensation Committee exercises its business judgment in considering whether to approve a severance arrangement in light of all relevant circumstances, including how long the officer was with the Company, past accomplishments and the reasons for separation. If the Compensation Committee does not approve a special severance arrangement for a named executive officer whose position has been eliminated, or if the named executive officer has been terminated without cause, that officer will be covered under the Company’s U.S. Executive Severance Policy, as applicable.
Our U.S. Executive Severance Policy applies to our most senior executives, including our named executive officers, in the event of an involuntary termination without cause or the elimination of the executive’s position. Our named executive officers are entitled to 52 weeks of base salary paid out over the severance period, with continued health benefits (excluding disability and 401(k) participation) and continued vesting of our long-term incentives during the severance period. These severance benefits are contingent upon signing a release of claims against Conduent. Messrs. Wood and McDaniel received severance pay under this policy in 2025.

Severance Protection and Change in Control Benefits
The Company also provides certain Change in Control Severance benefits, which are enhanced benefits provided to key management associates who the Company determines are most likely to be impacted by a change in control (primarily the Company’s executive officers), as per the Executive Change in Control Severance Plan (“CIC Plan”). In the event of a qualifying termination in connection with a change in control, the CEO would be eligible to receive two and a half times his base salary and target annual incentive, and all named executive officers that report directly to the CEO would be eligible to receive two times the sum of base salary and target annual incentives. The CIC Plan payments and benefits become payable only when both a change in control and a qualifying termination take place.
Conduent does not provide excise tax reimbursement on change in control payments. Additional information and the amount of the estimated payments and benefits payable to the named executive officers assuming a change in control of Conduent and a qualifying termination of employment is presented in the “Potential Payments Upon Termination or Change in Control” table.
Retirement Provision
A retirement provision is applicable to long-term incentive awards for named executive officers and certain other executives of Conduent, as determined by level. To qualify for the retirement provision, a named executive officer must have:
•a combined age and service equal to 65;
•a minimum age of 60 years old; and
•a minimum of five years of service to Conduent.
Retirement must be agreed upon in advance with the Board of Directors, who can determine the time period in its sole and absolute discretion. If a named executive officer qualifies for retirement, the following retirement provisions will apply to LTIP awards granted in 2024 and 2025:
•RSUs will continue to vest according to the original schedule; and
•All April 1, 2024 PRSU--rTSR and April 1, 2025 PRSU—rTSR awards; and the April 1, 2025 PRSU—Revenue Growth awards and June 1, 2025 APIP Share awards (had they not been cancelled) for Messrs. Krawitz, Appleby and Prout will follow the original three-year cliff vesting schedule and payout will be based on actual performance at the end of the performance period and will be prorated based on the number of full months worked in the performance period, prior to the retirement date; and,
•All April 1, 2024 PRSU—Revenue Growth awards, and the April 1, 2025 PRSU—Revenue Growth award for Mr. Skelton; the June 1, 2025 APIP Share awards for Messrs. Skelton and Goodburn (had they not been cancelled), and the June 1, 2025 PRSU—Revenue Growth award for Mr. Goodburn will follow the original three-year cliff vesting and payout will be based on actual performance at the end of the performance period, without proration.
Continued vesting of unvested awards is contingent upon completion of a successful transition of responsibilities (as determined by the Board); provided, however, that continued vesting would terminate if the executive were to do any of the following:
•accept full time paid employment at a public or private company (with exceptions for (A) board service, teaching, public service, or consulting, (B) employment at a family business, nonprofit, startup or other materially smaller enterprise, or (C) any other employment specifically approved by the CEO for non-executive officers or by the Board for executive officers);
•violate any applicable non-compete, non-solicit, or confidentiality agreements in effect at the time of the retirement; or
•disparage the Company or fail to reasonably cooperate with the Company based on the executive’s historical knowledge.
At December 31, 2025, Messrs. Skelton and Prout were the only two named executive officers qualified for these Long-Term Incentive retirement provisions. See “Potential Payments Upon Termination or Change in Control” on page 49 for further details.

Governance of the Executive Compensation Programs
Risk Assessment
The Compensation Committee believes that its programs encourage positive behavior while balancing risk and reward, consistent with the interests of its shareholders. Conduent management conducts risk assessments each year and presents the findings to the Compensation Committee. Based on the assessment of programs covering its employees and executives for 2025, the Compensation Committee determined that its compensation plans, programs and practices do not motivate behavior that is reasonably likely to have a material adverse impact on Conduent, based on the following factors:
Key Program Features:
•Balanced mix of cash and equity, with incentives tied to both short- and long-term performance;
•Balanced mix of performance measures (financial, operational and stock price) approved by the Compensation Committee in advance;
•Executive incentive plan payouts are capped; and
•Overlapping performance periods for long-term incentives.
Risk Mitigators:
•Independent Compensation Committee oversight;
•Officer stock ownership guidelines;
•Compensation recoupment policy; and
•Anti-hedging and anti-pledging policies.
Ownership Requirements
In May 2025, the Company updated the stock ownership policy for the executive officers. The policy ensures our executive officers build and maintain a meaningful level of stock ownership. The updated stock ownership guidelines reflect market practice and are as follows:
•Ownership requirements of 6x, 3x and 1x base salary, for the CEO, CEO’s officer direct reports and all other officers, respectively;
•Officers are required to retain 100 percent (increased from the previous 50 percent requirement) of all shares received upon the vesting of equity awards (net of taxes) until the requirement is achieved;
•After achieving the threshold, executive officers may sell only to the extent the sale does not cause the executive’s holdings to fall below the threshold (i.e., such executive may at any time sell vested shares if, and to the extent that, after giving effect to the proposed sale, the executive would meet the applicable threshold); and
•The CEO and General Counsel (or, with respect to the CEO, the Board) have the authority to permit discretionary hardship exceptions from the ownership and holding requirements, if the sale can be executed in a private transaction.
The following types of awards count toward the guidelines described above: Common Stock held outright; unvested Restricted Stock Units net of expected taxes; and PRSUs to the extent the performance hurdle has been achieved but the service condition has not been met, net of expected taxes. The following types of equity awards do not count toward the stock ownership guidelines: unexercised stock options, unearned PRSUs and any cash-settled units. Once stock ownership levels are achieved, named executive officers are required to continue to hold that amount of stock as long as they remain an officer with Conduent.
Trading, Hedging and Pledging
All directors and officers are prohibited from engaging in short-swing trading and trading in puts and calls with respect to our Common Stock and from using any strategies or products, or otherwise engage in any transactions to hedge against potential changes in the value of our Common Stock, including, but not limited to, through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds.

Additionally, Conduent has an insider trading policy governing the purchase, sale, and other dispositions of Conduent’s securities that applies to all Conduent associates, including directors, officers, employees and other covered persons. We believe our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to Conduent. Under our insider trading policy, our executive officers may purchase or sell Conduent securities only during “window” periods, which are generally the periods commencing on the second business day following the date of each quarterly earnings announcement and ending on the penultimate trading day of each fiscal quarter. The only exception to this restriction is for our named executive officers who have entered into trading plans pursuant to SEC Rule 10b5-1. As of December 31, 2025, none of our named executive officers have entered into a 10b5-1 trading plan. A copy of Conduent’s insider trading policy was filed as Exhibit 19 to its Annual Report on Form 10-K for the year ended December 31, 2025.
In addition, our executive officers are prohibited from pledging our Common Stock as collateral, including holding our Common Stock in a margin account.
Equity Grant Award Practices
Conduent does not currently grant stock options to its employees. The Compensation Committee did not take material nonpublic information into account when determining the timing and terms of equity awards in 2025, and Conduent does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Compensation Recoupment Policy (Clawbacks)
In October 2023, our Board adopted an amended and restated Compensation Recoupment Policy that complies with SEC rules and Nasdaq listing standards. The Conduent Incorporated Compensation Recoupment Policy includes a clawback provision that applies in the event that the Company is required to prepare an accounting restatement. In such event, the Company shall recover any awarded incentive compensation received by an executive officer during the three completed fiscal years immediately preceding the date of such restatement that exceeds the amount that would have been received if based on the restated amounts. The obligation to recover such erroneously awarded compensation is not dependent on if or when the Company files restated financial statements with the SEC and does not require any finding of misconduct by an executive officer or such officer being found responsible for the accounting error leading to the accounting restatement.
Additionally, under the Conduent Performance Incentive Plan and the Conduent Incorporated Compensation Recoupment Policy, if the Compensation Committee deems a named executive officer to have engaged in an activity that is detrimental to Conduent, it may cancel any awards granted to that individual. If such a determination is made before any change in control of Conduent, the Compensation Committee may rescind any payment or delivery of any time or performance-based equity and annual cash incentive award that occurred within the six months preceding the detrimental activity. For this purpose, detrimental activity may include a violation of a non-compete agreement with Conduent (to the extent permitted by applicable law), disclosing confidential information (except for reporting and other communications protected by “whistleblower” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act and rules and regulations thereunder (the “Dodd-Frank Act”)), soliciting an employee to terminate employment with Conduent or soliciting a customer to reduce its level of business with Conduent. If a payment or award is rescinded, the named executive officer will be expected to pay Conduent the amount of any gain realized or payment received in a manner the Compensation Committee or its delegate requires.
Conduent may implement any policy or take any action with respect to the recovery of excess incentive-based compensation that Conduent determines to be necessary or advisable in order to comply with the requirements of the Dodd-Frank Act, including the recoupment of shares of Common Stock issued upon the vesting of a long-term incentive award.
Certain Tax Implications of Executive Compensation
Section 162(m) of the Internal Revenue Code limits to $1 million per year the federal income tax deduction available to corporations for compensation paid in any fiscal year to the corporation’s named executive officers and certain former named executive officers. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by the Company for tax purposes.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Conduent management. Based upon its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and be included in the Proxy Statement for the 2026 Annual Meeting of Shareholders.
Michael Fucci
Kathy Higgins Victor, Chair
Margarita Paláu-Hernández

Summary Compensation Table
The Summary Compensation Table below provides compensation information for the Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers, as of December 31, 2025. This table also includes our Former Chief Financial Officer, Stephen Wood and our Former Executive Vice President, Commercial Solutions, Michael McDaniel, who both were not serving as executive officers as of December 31, 2025.

Name & Principal Position	Year	Salary ($)	Bonus ($) (A)	Stock Awards ($) (B)	Non-Equity Incentive Plan Compensation ($) (C)	All Other Compensation ($) (D)	Total ($)
Clifford Skelton	2025	835,000		6,001,997	—	15,000	6,851,997
Former President and	2024	835,000		4,999,997	901,800	15,000	6,751,797
Chief Executive Officer	2023	835,000		4,999,996	638,775	—	6,473,771
Giles Goodburn(1)	2025	428,125		830,844	62,714	—	1,321,683
Executive Vice President &
Chief Financial Officer
Michael Krawitz	2025	525,000		1,456,995	89,250	19,455	2,090,700
Executive Vice President,	2024	521,876		1,099,997	342,000	15,000	1,978,873
General Counsel & Secretary	2023	500,000		999,993	200,813	3,630	1,704,436
Adam Appleby	2025	475,000		958,997	76,000	498	1,510,495
Executive Vice President,
Public Sector
Mark Prout	2025	450,000		1,019,993	—	7,237	1,477,230
Former Executive Vice President	2024	450,000		749,997	243,000	6,767	1,449,764
Chief Information and Technology Officer	2023	450,000		749,995	180,731	3,630	1,384,356
Stephen Wood(2)	2025	220,048		1,399,998	—	916,732	2,536,778
Former Executive Vice President &	2024	568,749		1,399,995	400,000	1,035	2,369,779
Chief Financial Officer	2023	525,000		1,149,992	224,910	—	1,899,902
Michael McDaniel(3)	2025	405,129		1,339,995	—	520,393	2,265,517
Former Executive Vice President,	2024	208,333	100,000	999,996	165,820	3,400	1,477,549
Commercial Solutions
(1) On May 2, 2025, the Board of Directors appointed Giles Goodburn as Chief Financial officer of the Company. Mr. Goodburn was not an executive officer prior to such date.
(2) Stephen Wood departed the Company on May 2, 2025. Mr. Wood received severance pay and benefits in accordance with our U.S. Executive Severance Policy and a one-time cash payment of $325,000.
(3) Mr. McDaniel became an executive officer on July 17, 2024 and terminated employment without cause, effective October 7, 2025. Mr. McDaniel received severance pay and benefits in accordance with our U.S. Executive Severance Policy.
(A)The amount shown in this column represents a $100,000 cash sign-on award in accordance with the terms of Mr. McDaniel’s offer letter in connection with his hiring on July 17, 2024.
(B)Included in this column are the aggregate grant date fair values of equity awards made under our LTIP to our named executive officers in fiscal year 2025 as computed in accordance with FASB ASC Topic 718. Included in these amounts are the APIP Shares for Messrs. Skelton, Goodburn, Krawitz, Prout, Appleby and McDaniel, which was 80% of their respective target APIP opportunity but were cancelled by the Compensation Committee on March 11, 2026. For more information regarding our 2025 APIP performance results, please see the “Annual Performance Incentive Plan Design and Results” section of the CD&A above. For additional information, refer to Note 17 in the Company’s audited financial statements for the fiscal year ended December 31, 2025, included in the 2025 Annual Report on Form 10-K filed with the SEC on February 19, 2026. These amounts reflect an estimate of the grant date fair value and may not be equivalent to the actual value recognized by the named executive officer. Mr. Goodburn’s grant value includes an annual grant having a grant date fair value of $299,991, an additional annual award with a grant date fair value of $279,991, granted upon his promotion to CFO, in addition to the APIP Shares with a grant date fair value of $250,853.

Name	Grant Date	2025 PRSU—rTSR(1)			2025 PRSU—Revenue Growth(2)		RSU	2025 APIP Shares(3)
		Fair Value Based on Monte Carlo Valuation Method ($)	Value on Grant Date ($) Based on Stock Price	Maximum Market Value on Grant Date ($)	Fair Market Value on Grant Date ($)	Maximum Market Value on Grant Date ($)	Fair Market Value on Grant Date ($)	Fair Market Value on Grant Date ($)
Clifford Skelton	4/1/2025	999,999	1,288,499	1,932,749	2,249,999	3,374,999	1,750,000
	6/1/2025							1,001,999
Giles Goodburn	4/1/2025	44,998	57,980	86,970	104,998	157,497	149,996
	6/1/2025	55,999	72,155	108,233	126,000	189,000	98,000	250,853
Michael Krawitz	4/1/2025	164,999	212,601	318,902	384,998	577,497	549,998
	6/1/2025							357,000
Adam Appleby	4/1/2025	97,500	125,628	188,442	227,499	341,249	329,999
	6/1/2025							303,999
Mark Prout	4/1/2025	112,498	144,955	217,433	262,499	393,749	374,998
	6/1/2025							269,998
Stephen Wood	4/1/2025	280,000	360,779	541,169	629,999	944,999	489,999
Michael McDaniel	4/1/2025	149,999	193,274	289,911	349,998	524,997	500,000
	6/1/2025							339,998
(1)The grant date fair value of the 2025 PRSU—rTSR awards is based upon the Monte Carlo method, and both the target fair market value and the maximum fair market value at 150% of target, on the date of grant, are also shown in the table.
(2)The grant date fair value of the 2025 PRSU—Revenue Growth awards is based on the probable outcome of the performance conditions as of the grant date, or target, and the maximum value of these awards are also shown in the table.
(3)The grant date fair value of the 2025 APIP Shares is based on the probable outcome of the performance conditions as of the grant date, or target. The maximum value of these awards is this target value, as any achievements greater than target would have been settled in cash. However, on March 11, 2026, the Compensation Committee cancelled the APIP Shares for each of our named executive officers, resulting in no future value. For more information regarding our 2025 APIP performance results, please see the “Annual Performance Incentive Plan (“APIP”) Design and Results” section of the CD&A above.
______________
(C)Included in this column are the cash payments up to 20% of the total APIP target value, made to our named executive officers under the 2025 APIP based on performance. The named executive officers listed below also received incremental cash APIP amounts excluded from the above table, as follows: Mr. Goodburn, $156,784; Mr. Krawitz, $178,500 and Mr. Appleby, $152,000.
As 80% of the APIP target was recorded as APIP Shares (which were subsequently cancelled on March 11, 2026) under our LTIP and is included in column (B), these incremental APIP cash amounts above 20% are excluded from the column (C) above Summary Compensation Table, so as not to double count compensation related to our incentives.

(D)Included in this column are the following other benefits for 2025:

Name	Other Compensation
	Financial Planning	Executive Physical	Additional Severance	Salary Continuation	Employer Medical Premiums	Total Other Compensation
Clifford Skelton	15,000					15,000
Michael Krawitz	15,000	4,455				19,455
Adam Appleby	498					498
Mark Prout	7,237					7,237
Stephen Wood[1]	1,140		325,000	575,000	15,592	916,732
Michael McDaniel[2]	1,100			500,000	19,293	520,393

1 Mr. Wood received severance pay and benefits in accordance with our U.S. Executive Severance Policy, which provides for one years’ salary continuation and medical benefits. The Employer Medical Premiums reflect the estimated employer portion of premiums for Mr. Wood’s continued participation in our medical plan for one year. However, Mr. Wood ceased participation in Conduent’s medical benefits as of December 31, 2025, meaning only $12,633 was paid for Mr. Wood’s Employer Medical Premiums. $220,048 of Mr. Wood’s salary continuation was paid in 2025, with the remaining payable in 2026. In addition, upon his termination, Mr. Wood received a lump sum severance payment of $325,000. Pursuant to our U.S. Executive Severance Policy, Mr. Wood also received one year of continued vesting under our LTIP and such amounts are not reflected in the table.
2 Mr. McDaniel received severance pay and benefits in accordance with our U.S. Executive Severance Policy, which provides for one years’ salary continuation and medical benefits. The Employer Medical Premiums reflect the estimated employer portion of Mr. McDaniel’s continued participation in our medical plan for one year. $94,871 of Mr. McDaniel’s salary continuation and $7,025 of Mr. McDaniel’s Medical Premiums were paid in 2025, and the remaining portions of salary continuation and medical premiums are payable in 2026. Pursuant to our U.S. Executive Severance Policy, Mr. McDaniel also received one year of continued vesting under our LTIP and such amounts are not reflected in the table.

Grants of Plan-Based Awards in 2025
The following table provides information regarding our named executive officers’ equity grants and annual cash incentive awards in 2025, including additional detail regarding the potential threshold, target and maximum award opportunities payable under the cash portion of our 2025 APIP, the 2025 APIP Shares, and the 2025 PRSU—Revenue Growth and 2025 PRSU—rTSR awards granted under the 2025 LTIP. No stock options were awarded in fiscal year 2025.

Name	Award	Grant Date	Approval Date	Estimated Future Payout Under Non-Equity Incentive Awards (A)			Estimated Future Payout Under Equity Incentive Awards (B)			All Other Stock Awards: Number of Shares or Units (#)(C)	Grant Date Fair Value of Stock Awards ($)(D)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Clifford Skelton	APIP	6/1/2025	5/20/2025	313,125	1,252,500	3,006,002	111,830	447,321	447,321		1,001,999
	LTIP RSU	4/1/2025	2/3/2025							648,148	1,750,000
	LTIP PRSU—Revenue Growth	4/1/2025	2/3/2025				416,667	833,333	1,250,000		2,249,999
	LTIP PRSU—rTSR	4/1/2025	2/3/2025				238,611	477,222	715,833		999,999
Giles Goodburn (E)	APIP	6/1/2025	5/20/2025	78,392	313,568	752,566	27,997	111,988	111,988		250,853
	LTIP RSU	6/1/2025	5/2/2025							43,750	98,000
	LTIP PRSU—Revenue Growth	6/1/2025	5/2/2025				28,125	56,250	84,375		126,000
	LTIP PRSU—rTSR	6/1/2025	5/2/2025				16,106	32,212	48,318		55,999
	LTIP RSU	4/1/2025	2/3/2025							55,554	149,996
	LTIP PRSU—Revenue Growth	4/1/2025	2/3/2025				19,444	38,888	58,332		104,998
	LTIP PRSU—rTSR	4/1/2025	2/3/2025				10,737	21,474	32,211		44,998
Michael Krawitz	APIP	6/1/2025	5/20/2025	111,563	446,250	1,071,000	39,844	159,375	159,375		357,000
	LTIP RSU	4/1/2025	2/3/2025							203,703	549,998
	LTIP PRSU—Revenue Growth	4/1/2025	2/3/2025				71,296	142,592	213,888		384,998
	LTIP PRSU—rTSR	4/1/2025	2/3/2025				39,371	78,741	118,112		164,999
Adam Appleby	APIP	6/1/2025	5/20/2025	95,000	380,000	912,001	33,929	135,714	135,714		303,999
	LTIP RSU	4/1/2025	2/3/2025							120,370	324,999
	LTIP PRSU--Revenue Growth	4/1/2025	2/3/2025				42,130	84,259	126,389		227,499
	LTIP PRSU--rTSR	4/1/2025	2/3/2025				23,265	46,529	69,794		97,500
Mark Prout	APIP	6/1/2025	5/20/2025	84,375	337,500	810,003	30,134	120,535	120,535		269,998
	LTIP RSU	4/1/2025	2/3/2025							138,888	374,998
	LTIP PRSU—Revenue Growth	4/1/2025	2/3/2025				48,611	97,222	145,833		262,499
	LTIP PRSU—rTSR	4/1/2025	2/3/2025				26,844	53,687	80,531		112,498
Stephen Wood	APIP			40,841	163,363	326,726
	LTIP RSU	4/1/2025	2/3/2025							181,481	489,999
	LTIP PRSU—Revenue Growth	4/1/2025	2/3/2025				116,667	233,333	350,000		629,999
	LTIP PRSU—rTSR	4/1/2025	2/3/2025				66,811	133,622	200,433		280,000
Michael McDaniel	APIP	6/1/2025	5/20/2025	81,507	326,027	624,111	37,946	151,785	151,785		339,998
	LTIP RSU	4/1/2025	2/3/2025							185,185	500,000
	LTIP PRSU—Revenue Growth	4/1/2025	2/3/2025				64,815	129,629	194,444		349,998
	LTIP PRSU—rTSR	4/1/2025	2/3/2025				35,792	71,583	107,375		149,999
____________________
(A)These columns reflect the threshold, target and maximum total APIP payout opportunities for the performance measures under the 2025 APIP set by the Compensation Committee, after the cancellation of the APIP Shares. The amounts reflect the total APIP values, as final APIP payouts are comparable to these amounts. Threshold is 25% of total APIP target and maximum is 200% of total APIP target. Shown in the “APIP Shares” column is the 80% value portion of the total APIP target that was granted in APIP Shares and subsequently cancelled on March 11, 2026. The target amounts for Mr. Goodburn have been prorated for his May 2, 2025 changes in base salary and APIP targets from $525,000 to $575,000 and 80% to 85%, respectively. The target APIP values for Messrs. Wood and McDaniel have been pro-rated for the time worked at Conduent. The actual APIP payouts, which were based on 2025 performance are presented in the “Summary Compensation Table” in column (B).
(B)These columns reflect the threshold, target and maximum payout opportunities for the 2025 LTIP PRSU awards and the APIP Shares on grant dates noted, as set by the Compensation Committee.
For the PRSU awards granted on April 1, 2025 and June 1, 2025, the number of units at target for the 2025 PRSU—rTSR awards was determined by dividing the approved values of the respective awards by the closing stock price on the April 1, 2025 grant date ($2.70) and the June 1, 2025 grant date ($2.24), as applicable, and then applying a factor of 1.2885, as calculated using the Monte Carlo simulation, and rounding the number of shares down to the nearest share. The PRSU—Revenue Growth shares were determined by dividing the approved value of the award by the closing stock price on the April 1, 2025 grant date ($2.70) and the June 1, 2025 grant date ($2.24), as applicable, and rounding down to the nearest share. For the APIP Share awards granted on June 1, 2025, the number of shares granted was determined by taking 80% of named executive officer’s total APIP target amount, and in the case of Mr. Goodburn, prorated for mid-year base salary and percentage target changes, and dividing by the closing price on the June 1, 2025 grant date ($2.24) and rounding down to the nearest share. The threshold payout for the APIP Shares is 25% of target, whilst the maximum payout is the target payout, as any performance greater than target under the APIP would have been paid in cash. Ultimately, the Compensation Committee cancelled all APIP Shares, causing the realized value of the APIP Shares to drop to 0% of target performance. Neither Mr. Wood, nor Mr. McDaniel received any APIP payouts for 2025. Mr. McDaniel did receive APIP Shares, which were subsequently cancelled on March 11, 2026. Mr. Wood departed prior to the granting of APIP Shares and therefore did not receive an APIP Shares award.
The threshold number of shares for the PRSU--Revenue Growth and PRSU—rTSR awards is the minimum number of shares that can be earned at threshold performance, or 50% of target. The maximum number of shares that can be earned is the granted shares adjusted by a positive 50%.
(C)The RSUs granted under the LTIP on April 1, 2025, vest ratably on December 31, 2025, December 31, 2026 and December 31, 2027. The number of RSUs was determined by dividing the approved values of the respective awards by the closing stock price on the April 1, 2025 grant date ($2.70) and rounding the number of shares down to the nearest share. For the RSUs granted to Mr. Goodburn, this column also includes RSUs granted under the LTIP on June1, 2025, which vest ratably on June 1, 2026, June 1, 2027 and June 1, 2028. The number of RSUs for that June 1, 2025 grant was determined by dividing the approved value of the award by the closing stock price on the June 1, 2025 grant date ($2.24) and rounding down to the nearest share.
(D)The value reported in this column represents the grant date fair value of these awards determined in accordance with FASB ASC Topic 718. These values are recorded over the requisite serviced period as required by FASB ASC Topic 718. See footnote (B) to the “Summary Compensation Table” and the “Long-Term Incentives” section in the CD&A for additional information on these equity awards. Subsequent to the granting of APIP Shares, the Compensation Committee cancelled the grant, resulting in no realizable value.
(E)In addition to his annual grant on April 1, 2025, Mr. Goodburn received a one-time, off-cycle long-term incentive plan award valued at $280,000 granted on June 1, 2025, in connection with his promotion to Chief Financial Officer.

For a description of the material features of the compensation disclosed in the Grants of Plan-Based Awards in 2025 table see the “Short-Term Incentives” and the “Long-Term Incentives” section of the CD&A.

Outstanding Equity Awards at 2025 Fiscal Year-End
The following table summarizes the unvested stock awards held by the named executive officers at the end of fiscal year 2025. There are no outstanding stock option awards.

Name	Grant Date	Grant Type	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Clifford Skelton	6/1/2025	APIP Shares			447,321	858,856
	4/1/2025	PRSU— Revenue Growth			416,667	800,001
	4/1/2025	PRSU— rTSR			238,611	458,133
	4/1/2025	RSU	432,099	829,630
	4/1/2024	PRSU— Revenue Growth			344,037	660,551
	4/1/2024	PRSU— rTSR			312,385	599,779
	4/1/2024	RSU	178,390	342,509
Giles Goodburn	6/1/2025	APIP Shares			111,988	215,017
	6/1/2025	PRSU— Revenue Growth			28,125	54,000
	6/1/2025	PRSU— rTSR			16,106	30,924
	6/1/2025	RSU	43,750	84,000
	4/1/2025	PRSU— Revenue Growth			19,444	37,332
	4/1/2025	PRSU— rTSR			10,737	20,615
	4/1/2025	RSU	37,037	71,111
	7/31/2024	RSU	12,255	23,530
	4/1/2024	PRSU— Revenue Growth			14,717	28,257
	4/1/2024	PRSU— rTSR			12,885	24,739
	4/1/2024	RSU	14,017	26,913
Michael Krawitz	6/1/2025	PRSU—APIP Shares			159,375	306,000
	4/1/2025	PRSU— Revenue Growth			71,296	136,888
	4/1/2025	PRSU— rTSR			39,371	75,592
	4/1/2025	RSU	135,802	260,740
	4/1/2024	PRSU— Revenue Growth			75,688	145,321
	4/1/2024	PRSU— rTSR			68,724	131,950
	4/1/2024	RSU	39,246	75,352
Adam Appleby	6/1/2025	APIP Shares			135,714	260,571
	4/1/2025	PRSU— Revenue Growth			42,130	80,890
	4/1/2025	PRSU— rTSR			23,265	44,669
	4/1/2025	RSU	80,247	154,074
	4/1/2024	PRSU— Revenue Growth			32,110	61,651
	4/1/2024	PRSU— rTSR			28,113	53,977
	4/1/2024	RSU	30,581	58,716

Name	Grant Date	Grant Type	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Mark Prout	6/1/2025	APIP Shares			120,535	231,427
	4/1/2025	PRSU— Revenue Growth			48,611	93,333
	4/1/2025	PRSU— rTSR			26,844	51,540
	4/1/2025	RSU	92,592	177,777
	4/1/2024	PRSU— Revenue Growth			51,606	99,084
	4/1/2024	PRSU— rTSR			46,857	89,965
	4/1/2024	RSU	26,759	51,377
Stephen Wood	4/1/2025	PRSU— Revenue Growth			51,852	209,482
	4/1/2025	PRSU— rTSR			29,694	119,964
	4/1/2024	PRSU— Revenue Growth			74,924	302,693
	4/1/2024	PRSU— rTSR			68,030	274,841
Michael McDaniel	6/1/2025	APIP Shares			113,839	218,571
	4/1/2025	PRSU— Revenue Growth			37,809	72,593
	4/1/2025	PRSU— rTSR			20,879	40,088
	7/31/2024	PRSU— Revenue Growth			39,829	76,472
	7/31/2024	PRSU— rTSR			36,164	69,435
____________________
(1)The awards presented in this column include unvested RSUs and are scheduled to vest, provided the service requirements are fulfilled for our named executive officers. For the April 1, 2024 RSU, the remaining shares vest on December 31, 2026. The April 1, 2025 RSUs vest one-half of their remaining shares on December 31, 2026 and the remaining one-half on December 31, 2027.
(2)The market value is based on the December 31, 2025 closing price of our Common Stock of $1.92 per share.
(3)The awards presented in this column consist of unearned Performance Restricted Stock Unit awards (as of December 31, 2025) granted under the LTIP. The awards are included at the following values based upon performance through December 31, 2025:

Grant Date & Award	Value
6/1/2025 APIP Shares	Target (100%)
4/1/2025 & 6/1/2025 PRSU— Revenue Growth	Threshold (50%)
4/1/2025 & 6/1/2025 PRSU— rTSR	Threshold (50%)
4/1/2024 & 7/31/2024 PRSU— Revenue Growth	Threshold (50%)
4/1/2024 & 7/31/2024 PRSU— rTSR	Target (100%)
Prior to their cancellation on March 11, 2026, the June 1, 2025 APIP Shares were scheduled to vest, one-half on March 30, 2026 and the second half on March 30, 2027, after conclusion of the time-based vesting requirements. Mr. McDaniel’s 2025 APIP Shares were prorated based on his length of service within the performance period, plus an additional twelve months and remained subject to the Compensation Committee’s certification of the achievement of the 2025 APIP performance conditions as of December 31, 2025. Upon cancellation of the APIP Shares, however, there is no future realizable value.

The April 1, 2025 PRSU—Revenue Hurdle and 2025 PRSU—rTSR awards and June 1, 2025 PRSU—Revenue Hurdle and PRSU—rTSR awards are scheduled for vesting on December 31, 2027 and June 1, 2028, respectively, after conclusion of the measurement period and the time-based vesting requirements.
The April 1, 2024 PRSU—Revenue Growth and 2024 PRSU—rTSR awards and July 31, 2024 PRSU—Revenue Hurdle and PRSU—rTSR awards are scheduled for vesting on December 31, 2026 and July 31, 2027, respectively, after conclusion of the measurement period and the time-based vesting requirements.
The PRSU awards for Mr. Wood and Mr. McDaniel have been prorated based on each of their applicable lengths of service within the performance period, plus an additional twelve months of service, in accordance with the terms of our U.S. Executive Severance Plan and their award letters. Vesting of their PRSUs remains subject to achievement of performance conditions.
Stock Vested in 2025
The following table shows the amount realized by named executive officers upon the vesting of stock awards during 2025.

Name	Number of Shares (#) (A)	Value Realized on Vesting ($) (B)
Clifford Skelton	877,131	1,566,619
Giles Goodburn	71,371	140,931
Michael Krawitz	203,686	367,583
Adam Appleby	114,206	210,817
Mark Prout	145,458	261,658
Stephen Wood	258,276	468,872
Michael McDaniel	169,980	347,521
____________________
(A)The shares shown in this column include RSUs that vested on July 31, 2024 and December 31, 2025 and PRSUs that vested on December 31, 2025. These values also include RSUs that vested on Mr. Wood’s and Mr. McDaniel’s terminations of employment on May 2, 2025 and October 7, 2025, respectively.
(B)Amounts shown are based on the number of RSUs that vested and the fair market value of our Common Stock on the applicable vesting dates, $2.66 on July 31, 2025, and $1.92 on December 31, 2025. The PRSU values vested at the $1.43 fair market value on February 10, 2026, when performance results for the April 1, 2023 PRSU grants results were certified by the Compensation Committee. In the case of Mr. McDaniel, the value realized with respect to his RSUs that vested on his termination date of October 7, 2025 is based on the fair market value of our Common Stock on December 31, 2025 of $1.92. In the case of Mr. Wood, the value realize with respect to his RSUs that vested on his termination date of May 2, 2025 is based on the fair market value of our Common Stock on December 31, 2025 of $1.92. The aggregate dollar value realized upon vesting includes the value of shares withheld to pay taxes. The delivery of shares with respect to the RSUs that vested upon Mr. Wood’s and Mr. McDaniel’s terminations of employment (36,815 RSUs, valued at $70,685, and 79,658 RSUs valued at $152,944, respectively) is deferred until the original, ordinary course vesting dates of such RSU awards.
Potential Payments Upon Termination or Change in Control
Conduent maintains certain plans that provide compensation to named executive officers in the event of a termination of employment or a change in control. The compensation payable to each named executive officer is listed in the table below. For Messrs. Wood and McDaniel, the table reflects compensation payable in connection with each of their terminations of employment on May 2, 2025 and October 8, 2025, respectively. Messrs. Skelton and Prout were terminated without cause on January 16, 2026 and March 24, 2026, respectively. For a description of the compensation that would have been payable to each of Messrs. Skelton and Prout in connection with such termination of employment had such termination occurred on December 31, 2025, see the column of this table entitled “Involuntary Termination Not for Cause” and the related footnote. For all other named executive officers, the table reflects the compensation payable assuming that each hypothetical termination or change in control situation occurred on December 31, 2025. The values for equity incentive awards presented in this table reflect the acceleration of grants not vested and settled as of December 31, 2025 and are based on the closing market price of Conduent Common Stock of $1.92 as of December 31, 2025. The APIP Shares granted on June 1, 2025 were cancelled by the Compensation Committee on March 11, 2026 and thus are reflected at $0 value in the table below for all named executive officers that originally received them.

Named Executive Officer	Termination for Retirement (A)	Involuntary Termination Not for Cause (B)	Involuntary Termination Not for Cause or Termination for Good Reason, after Change in Control (C)	Death & Disability (D)
Clifford Skelton
• Cash Severance ($)		835,000	5,218,750	—
• Non-Equity Incentive Awards ($)		—	—	—
• Equity Incentive Awards ($)	3,253,426	2,649,653	5,609,284	3,420,023
• Healthcare Benefits ($)		—	—	—
Clifford Skelton Total Termination Benefits ($)	3,253,426	3,484,653	10,828,034	3,420,023
Giles Goodburn
• Cash Severance ($)		475,000	1,662,500	-
• Non-Equity Incentive Awards ($)		219,498	219,498	219,498
• Equity Incentive Awards ($)		251,280	572,546	377,098
• Healthcare Benefits ($)		16,491	32,982	-
Giles Goodburn Total Termination Benefits ($)		962,269	2,487,526	596,596
Michael Krawitz
• Cash Severance ($)		525,000	1,942,500	—
• Non-Equity Incentive Awards ($)		267,750	267,750	267,750
• Equity Incentive Awards ($)		587,267	1,183,644	778,477
• Healthcare Benefits ($)		6,379	12,758	—
Michael Krawitz Total Termination Benefits ($)		1,386,396	3,406,652	1,046,227
Adam Appleby
• Cash Severance ($)		450,000	1,710,000	—
• Non-Equity Incentive Awards ($)		228,000	228,000	228,000
• Equity Incentive Awards ($)		316,231	641,180	429,222
• Healthcare Benefits ($)		5,778	11,556	-
Adam Appleby Total Termination Benefits ($)		1,000,009	2,590,736	657,222
Mark Prout
• Cash Severance ($)		450,000	1,575,000	—
• Non-Equity Incentive Awards ($)		—	—	—
• Equity Incentive Awards ($)	422,828	400,411	807,030	530,780
• Healthcare Benefits ($)		—	—	—
Mark Prout Total Termination Benefits ($)	422,828	850,411	2,382,030	530,780
Stephen Wood
• Cash Severance ($)		575,000
• Non-Equity Incentive Awards ($)		—
• Extra Severance Amount ($)		325,000
• Equity Incentive Awards ($)		460,668
• Healthcare Benefits ($)		15,592
Stephen Wood Total Termination Benefits ($)		1,376,260
Michael McDaniel
• Cash Severance ($)		500,000
• Non-Equity Incentive Awards ($)		—
• Equity Incentive Awards ($)		386,480
• Healthcare Benefits ($)		19,293
Michael McDaniel Total Termination Benefits ($)		905,773
____________________
(A)This column reflects the outstanding LTIP incentive awards of Messrs. Skelton and Prout, who as of December 31, 2025, were the only named executive officers eligible for retirement based on the age and service eligibility requirements for a qualified retirement, under our long-term incentive plan award agreements. (Please refer to the Long-Term Incentive Retirement Provision under the “Employment and Separation” section for the details on qualifications for retirement.) For both Messrs. Skelton and Prout the outstanding 2025 RSUs and 2024 RSUs would remain outstanding and be settled on the normal vesting dates; the 2024 PRSU—Revenue Growth awards would continue to vest based on actual performance without proration. Mr. Skelton’s 2025 PRSU—rTSR would continue to vest based on actual performance without proration. Mr. Prout’s 2025—Revenue Growth awards would continue to vest based on actual performance and would be prorated based on the number of full months during the applicable performance periods. The 2025 PRSU—Revenue Growth award for Mr. Skelton will continue to vest without proration. The 2025 PRSU—rTSR and 2024 PRSU—rTSR awards for Mr. Skelton and Mr. Prout are reflected at prorated amounts, based on the number of full months of service as an employee during the vesting period awards (24 of 36 months for the 2024 PRSU awards, and 12 of 36 months for the 2025 PRSU—rTSR awards).
The amounts reflected here list the 2024 PRSU—rTSR at 83.33% of target performance and the 2025 PRSU—rTSR awards at 0% of target performance, the estimated results as of December 31, 2025; the 2024 PRSU—Revenue Growth awards are shown at 51.58% of target performance, which is reflective of 54.74% of target for 2024 performance, 0% of target for 2025 performance and an assumption of target performance for 2026; and the 2025 PRSU—Revenue Growth awards are shown at 66.67% of target performance, reflective of 0% of target performance for 2025 and assumptions of target performance for 2026 and 2027.
(B)Each of our named executive officers, under the terms of the Conduent U.S. Executive Severance Policy, would receive salary continuation payments, continued benefits coverage (excluding disability and 401(k) contributions) and continued long-term incentive vesting for 52 weeks. The amounts reported in the table assume salary continuation is paid as a lump sum, although such payments are generally paid in installments consistent with the normal payroll cycle.
In addition, all named executive officers (other than Messrs. Wood and McDaniel) would be eligible to receive a short-term incentive payment (Non-Equity Incentive Award) for 2025 performance for the APIP, our short-term incentive award, reflected above at actual achievement against performance goals, inclusive of adjustments for individual contributions and performance results for the executive’s function or business unit. Accordingly, Messrs. Skelton, Prout, Wood and McDaniel did not receive 2025 APIP awards.
For the equity incentive awards, pursuant to the terms of the grant agreements and the U.S. Executive Severance Policy, the named executive officers (“NEOs”) would be entitled to receive continued vesting through a 52-week severance period (i.e., the column reflects a vesting period continued through December 31, 2026), including corresponding vesting of RSUs, and PRSUs (based on the number of full months included during the severance period), with the number of PRSUs earned based on actual performance achievement.
The amounts reflected here list the 2024 PRSU—rTSR at 83.33% of target performance & the 2025 PRSU—rTSR awards at 0% of target performance, the estimated results as of December 31, 2025; the 2024 PRSU—Revenue Growth awards at 51.58% of performance (an average of 66.25% of target for 2023 performance, 0% of target for 2024 performance and an assumption of target performance for 2025); and the 2025 PRSU—Revenue Growth awards are shown at 66.67% of target performance (an average of 0% of target for 2025 performance, and assumptions of target performance for 2026 and 2027).
If our named executive officers voluntarily terminated their employment on December 31, 2025 for reasons other than an eligible retirement or for good reason in connection with a change in control, all unvested long term incentive awards and unpaid APIP awards would have been forfeited without payment and no severance benefits would have been due.
(C)If there was a change in control on December 31, 2025, our named executive officers, other than Messrs. Wood and McDaniel, would have been covered under the CIC Plan with severance period multiples as described below, which provides them specified severance benefits if, within 90 days prior to, or within 12 months (or, for our CEO, 24 months) following a change in control of Conduent, their employment was terminated either involuntarily other than for cause, death or disability, or voluntarily for good reason. This arrangement whereby change in control severance benefits are provided only upon a qualifying termination event following a change in control is commonly described as “double-trigger.”
Change in control severance benefits for these named executive officers include:
•A lump sum cash payment equal to two and one-half times the sum of the then-current annual base salary and short-term incentive award target for Mr. Skelton;

•A lump sum cash payment equal to two times the sum of the then-current annual base salary and short-term incentive award target for Messrs. Goodburn, Krawitz, Appleby and Prout;
•Continuation of specified welfare benefits at active employee rates for a period of 12 months plus an additional lump-sum payment equal to the value of 12 months of Conduent’s portion of medical, dental and healthcare premiums for Messrs. Skelton, Goodburn, Krawitz, Appleby and Prout; and
•Pursuant to the terms of the applicable agreements, accelerated vesting of stock awards, including performance restricted stock units at target and a short-term incentive (Non-Equity Incentive Award) payment for the 2025 performance, reflected above at actual achievement against performance goals.
If excise tax is payable by any of the named executives, Conduent will reduce the named executive officer’s payments under the CIC Plan to a level that will not trigger an excise tax payment, if it is determined that doing so will result in a greater net after-tax amount for the executive.
(D)Termination following disability or death on December 31, 2025 would entitle the named executive officer (other than Messrs. Wood and McDaniel) or his estate or, with respect to certain types of payments and elections made, his designated beneficiaries, to receive a 2025 short-term incentive payment shown at actual achievement against performance goals; full vesting of PRSUs, subject to actual performance achievement, estimated here as follows: the 2024 PRSU—rTSR awards at 83.33% of target performance and the 2025 PRSU—rTSR awards at 0% of target performance, the estimated results as of December 31, 2025; the 2025 PRSU—Revenue Growth awards at 66.67% of target performance (an average of 0% of target for 2025 performance, and target performance for 2026 and 2027); and the 2024 PRSU—Revenue Growth awards at 51.58% of target performance (an average of 54.74% of target for 2024 performance, 0% of target performance for 2025, and an assumption of target performance for 2026). The 2025 PRSUs and 2024 PRSUs are subject to performance conditions, and scheduled to vest on December 31, 2027 and December 31, 2026, respectively.
Involuntary Termination for Cause
Assuming involuntary termination for cause due to certain conditions, including engagement in detrimental activity against Conduent, there would be no payments to the named executive officers. All unvested shares would be immediately cancelled upon termination for cause. See the “Governance of the Executive Compensation Programs—Compensation Recoupment Policy (Clawbacks)” section of the CD&A for additional information.
Definitions Under the CIC Plan
Generally, for purposes of the CIC Plan, a change in control is deemed to have occurred, subject to specific exceptions, if:
•Any person becomes a beneficial owner representing 50 percent or more of the combined voting power of the outstanding securities of Conduent;
•A majority of the Conduent Board is replaced under specific circumstances;
•There is a merger or consolidation involving Conduent unless (i) the directors of Conduent who were members of the Board immediately before the merger/consolidation continue to constitute a majority of the Conduent Board of Directors or (ii) the merger/consolidation is affected to implement a recapitalization and no person becomes the beneficial owner representing 50 percent or more of the combined voting power of Conduent’s then outstanding voting securities; or
•All or substantially all of Conduent’s assets are sold, or Conduent’s shareholders approve a plan of complete liquidation or dissolution.
Under the CIC Plan, a voluntary termination for good reason in the event of a change in control includes:
•The material diminution of authority, duties or responsibilities, including being an executive officer of Conduent before a change in control and ceasing to be an executive officer of the surviving company. The change in control benefits for this provision will only be triggered if the executive officer has not voluntarily terminated his/her employment and the “material diminution of authority, duties, or responsibilities” has occurred and not been remedied;

•A material reduction in annual base salary, annual target short-term incentive or employee benefits in the aggregate, except to the extent such reduction is consistent with an across-the-board reduction for employees;
•A material change in the geographic location where the executive is required to be based; or
•Failure of Conduent to obtain a satisfactory agreement from any successor to assume and agree to perform in a manner consistent with the change in control agreement.
Equity Compensation Plan Information
The following table summarizes information with respect to equity awards under Conduent’s equity compensation plans as of December 31, 2025:

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(B) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(C) Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))(2)
Equity compensation plans approved by security holders	19,438,913	-	3,230,035
Equity compensation plans not approved by security holders	-	-	-
Total	19,438,913	-	3,230,035
____________________
(1)Column (A) includes (i) 3,242,207 shares underlying outstanding restricted stock units; approximately 11,922,499 shares of outstanding performance restricted stock units, and the following shares earmarked for maximum performance: 1,110,958 shares related to 2025 PRSU—Revenue Growth awards, 623,641 shares related to 2025 PRSU—rTSR awards, 1,025,965 shares related to 2024 PRSU—Revenue Growth awards, and 458,643 shares related to 2024 PRSU—rTSR awards, all granted under the Conduent Performance Incentive Plan and awarded under the Conduent Inc. 2021 Performance Incentive Plan; and approximately (ii) 1,055,000 shares underlying outstanding DSUs awarded under the Conduent Director Equity Plan and the Conduent Inc. 2021 Performance Incentive Plan. There is no exercise price associated with performance stock units, restricted stock units, performance restricted stock units or DSUs, and because we do not have any options outstanding, there is no weighted-average exercise price calculation in column (B).
(2)Any shares that are cancelled, forfeited, withheld for taxes, or lapse under the Conduent Performance Incentive Plan, Conduent Director Equity Plan or the Conduent Inc. 2021 Performance Incentive Plan become available again for issuance under the Conduent Inc. 2021 Performance Incentive Plan. Shares earmarked for maximum performance on December 31, 2025 are excluded from the total available.
CEO Pay Ratio Disclosure
To determine the 2025 CEO Pay Ratio, we used the amount reported in the Total column in the 2025 Summary Compensation Table for our CEO total compensation of $6,851,997 and the 2025 compensation for our median associate of $14,809, as calculated using 2025 payroll data in a similar manner. Based on these total compensation numbers, we estimate the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all of our associates for 2025 was 463:1. This represents a reasonable estimate, calculated in a manner consistent with SEC regulations. Our ratio has increased from the prior year due to a higher proportion of our associate population working in lower cost countries. Our total associate population decreased 14% from 2024 to 2025, of which approximately 95% of this reduction in headcount was experienced in our higher cost countries.
The methodology to determine our median associate in 2025 included examining our total associate population, as of the December 31, 2025 determination date. The total associate population in 2025 consisted of approximately 51,500 associates. As is permitted under the SEC rules, we excluded associates from the following countries: Mexico (1,708 associates) and Turkey (804 associates), which represented less than 5% of our total associate population as of the determination date. We then determined our “median associate” using the remaining associate population.
We chose to use annual base compensation as our consistently applied compensation measure to determine our “median associate.” We determined annual base compensation for our salaried associates using base salary paid, including mandatory payments. We determined annual base compensation for our hourly paid associates by multiplying the hourly rate by the scheduled hours for the year. We annualized the compensation of all permanent associates in our population who were hired but did not work for us the entire year. Once we identified our median associate, we determined that person’s annual total compensation in accordance with the requirements of the Summary Compensation Table.
Definitions
Net ARR Activity: Projected Annual Recurring Revenue for contracts signed in the prior 12 months, less the annualized impact of any client losses, contractual volume and price changes, and other known impacts for which the company was notified in that same time period, which could positively or negatively impact results. The metric annualizes the net impact to revenue. Timing of revenue impact varies and may not be realized within the forward 12-month timeframe. The metric is for indicative purposes only. This metric excludes non-recurring revenue signings. This metric is not indicative of any specific 12-month timeframe.
Non-GAAP Financial Measures
We have reported our financial results in accordance with U.S. GAAP. In addition, we have discussed our results using non-GAAP measures.
We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain non-GAAP measures.
Management cautions that amounts presented in accordance with Conduent's definition of non-GAAP financial measures may not be comparable to similar measures disclosed by other companies because not all companies calculate non-GAAP measures in the same manner.
A reconciliation of the non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with GAAP is provided below.
Adjusted EBITDA and EBITDA Margin
We use Adjusted EBITDA and Adjusted EBITDA Margin as an additional way of assessing certain aspects of our operations that, when viewed with the U.S. GAAP results and the accompanying reconciliations to corresponding U.S. GAAP financial measures, provide a more complete understanding of our on-going business. Adjusted EBITDA margin is Adjusted EBITDA divided by adjusted revenue. Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation and amortization and contract inducement amortization adjusted for the following items:
•Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our strategic transformation program.
•Direct response costs - cyber event. This represents costs related to investigating, remediating and responding to the previously disclosed cyber event that took place in January 2025.

•(Gain) loss on divestitures and transaction costs. Represents (gain) loss on divested businesses and transaction costs.
•Litigation settlements (recoveries), net. Represents settlements or recoveries for various matters subject to litigation.
•Loss on extinguishment of debt. This represents write-off related debt issuance costs related to prepayments of debt.
•Other (income) expenses, net. This represents Other (income) expenses, net on the Consolidated Statements of Income (Loss).
Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performances.

Non-GAAP Reconciliations
Adjusted EBITDA and Adjusted EBITDA Margin Reconciliations:

(in millions)	Year Ended 12/31/2025
Reconciliation to Adjusted EBITDA
Net Income (Loss)	$(170)
Interest Expense	48
Income tax expense (benefit)	10
Depreciation and amortization	194
Contract inducement amortization	3
EBITDA - Before Adjustments	85
EBITDA Margin Before Adjustments	2.80%
EBITDA	85
Adjustments:
Restructuring and related costs	35
Direct response costs - cyber event	25
(Gain) loss on divestitures and transaction costs, net	11
Litigation settlements (recoveries), net	(1)
Loss on extinguishment of debt	1
Other (income) expenses, net	8
Adjusted EBITDA for APIP	$164
Adjusted EBITDA Margin for APIP	5.39%
____________________

PAY VERSUS PERFORMANCE DISCLOSURE
Provided below is the Company’s “pay versus performance” disclosure as required pursuant to Item 402(v) of Regulation S-K promulgated under the Exchange Act. As required by Item 402(v), we have included:
a.A list of the most important measures that our Compensation Committee used in 2025 to link compensation calculated in accordance with Item 402(v) (referred to as “compensation actually paid,” or “CAP”) to Company performance;
b.A table that compares the total compensation of our NEOs as presented in the Summary Compensation Table (“SCT”) to CAP and that compares CAP to specified performance measures; and
c.Graphs that describe:
i.the relationship between our TSR and the TSR of the S&P 1500 Data Processing & Outsource Services Index (“Peer Group TSR”); and
ii.the relationships between CAP and our cumulative TSR, and our Company- Selected Measure (“CSM”), Revenue
This disclosure has been prepared in accordance with Item 402(v) and does not necessarily reflect value actually realized by the executives or how our Committee evaluates compensation decisions in light of Company or individual performance. In particular, our Committee has not used CAP as a basis for making compensation decisions, nor does it use GAAP Net Income for purposes of determining incentive compensation. Please refer to our Compensation Discussion and Analysis beginning on page 23 for a discussion of our executive compensation program objectives and the ways in which we align executive compensation pay with performance.
Performance Measures Used for Linking Pay versus Performance
The following is a list of performance measures, which, in our assessment, represent the most important performance measures used by the Company to link compensation actually paid to the NEOs to Company performance. Each metric below is used for purposes of determining payouts under either our APIP or PRSUs. Please see the CD&A for a further description of these metrics and how they are used in the Company’s executive compensation program. Relative TSR and Revenue Growth are measures in our 2025 PRSU awards, and Revenue, Adjusted EBITDA Margin, and Net ARR Activity are used as metrics in our 2025 APIP. Please see “Definitions” on page 54 of this Proxy Statement for full definitions.

Performance Measures Linking Pay versus Performance
Adjusted EBITDA Margin	Relative TSR
Net ARR Activity	Revenue

Pay Versus Performance Table
Below is the tabular disclosure for the Company’s Chief Executive Officer, our Principal Executive Officer (“PEO”), and the average of our NEOs other than the PEO for 2025, 2024, 2023, 2022, and 2021.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Year	SCT Total Compensation for PEO ($)	Compensation Actually Paid to PEO ($)	Average SCT Total Compensation for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based On:		GAAP Net Income (in Millions)	CSM: Revenue (in Millions)
					Total Shareholder Return	Peer Group TSR
2025	6,851,997	(1,402,441)	1,867,067	404,894	40	105	(170)	3,042
2024	6,751,797	7,577,477	1,818,991	1,937,592	84	101	426	3,356
2023	6,473,771	5,550,137	1,486,085	1,345,749	76	95	(296)	3,722
2022	5,865,878	2,009,495	1,560,266	871,985	84	80	(182)	3,858
2021	6,078,061	6,206,311	1,379,302	795,496	111	96	(28)	4,140
a.Performance year
b.Reflects the compensation amounts reported in the Summary Compensation Table for our CEO, Mr. Skelton, for each of the respective years shown.
c.CAP to our CEO is computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with SEC rules, a reconciliation from SCT total compensation to CAP for Mr. Skelton is set forth following the footnotes to this table.
d.Our other NEOs for 2025, 2024, 2023, 2022, and 2021 are identified as follows:

Other NEOs / Year	2025	2024	2023	2022	2021
Giles Goodburn	x
Michael Krawitz	x	x	x	x	x
Adam Appleby	x
Mark Prout	x	x	x	x	x
Stephen Wood	x	x	x	x	x
Michael McDaniel	x	x
Randall King			x
Mark King			x
Louis Keyes				x	x
Brian Webb-Walsh					x
e.Average CAP to our other NEOs is computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with SEC rules, a reconciliation from SCT total compensation to CAP for the average of the other NEOs is set forth following the footnotes to this table.
f.Represents the cumulative TSR of Conduent for an initial investment of $100 on December 31, 2020 through and including the end of the fiscal year for each row in the table.
g.Represents the cumulative TSR of the S&P 1500 Data Processing & Outsourced Services Index, which is an industry line peer group reported in the performance graph included in the Company’s 2025 Annual Report on Form 10-K, for an initial investment of $100 on December 31, 2020 through and including the end of the fiscal year for each row in the table.
h.Conduent’s GAAP Net Income as reported in the Company’s Consolidated Statements of Income (Loss) on Form 10-K for each fiscal year in the table.
i.Conduent’s Revenue, which is the Company-Selected Measure.

Reconciliation from SCT Total Compensation to CAP

Year	SCT Total Compensation	Less SCT Equity	Plus (minus) Year End Fair Value of Equity Awards Granted During Fiscal Year that are Outstanding and Unvested at End of the Year	Plus (minus) Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years	Plus (minus) Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Plus (minus) Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	Plus (minus) Fair Value at the End of the Prior Year of Equity Awards that were Forfeited in the Year	Compensation Actually Paid (CAP)
PEO
2025	6,851,997	(6,001,997)	3,084,901	(3,160,544)	414,814	(2,591,612)	—	(1,402,441)
2024	6,751,797	(4,999,997)	5,287,215	69,222	720,692	147,980	(399,432)	7,577,477
2023	6,473,771	(4,999,996)	3,956,560	(446,558)	886,782	(93,128)	(227,294)	5,550,137
2022	5,865,878	(4,249,995)	1,896,875	(750,008)	552,744	(1,305,999)	—	2,009,495
2021	6,078,061	(3,999,993)	2,139,147	512,747	838,551	637,798	—	6,206,311
Average for non-PEO NEOs
2025	1,867,067	(1,167,804)	495,511	(449,556)	94,419	(327,856)	(106,888)	404,894
2024	1,818,991	(1,062,496)	1,099,927	10,037	117,112	22,223	(68,202)	1,937,592
2023	1,486,085	(859,995)	698,403	(84,548)	152,525	(21,859)	(24,863)	1,345,749
2022	1,560,266	(849,995)	379,375	(135,079)	110,547	(193,129)	—	871,985
2021	1,379,302	(631,987)	242,190	63,611	80,082	58,662	(396,364)	795,496
The unvested equity values in the above table are computed in accordance with the methodology used for financial reporting purposes. The fair value of time-based restricted stock units and PRSU—Revenue Hurdle awards used to calculate CAP was based on Conduent’s closing stock price on each valuation date and, for PRSU—Revenue Hurdle awards, assumes estimated performance results as of the end of each reporting year. The fair value of PRSU—Share Hurdle awards used to calculate CAP was based on Conduent’s fair value per share on each valuation date and assumes estimated performance results as of the end of each reporting year.
Columns for dividends and pensions are excluded from the above, as they are not provided by Conduent.

Relationship between Company TSR and Peer Group TSR and CAP and Company TSR
The graph below illustrates the relationship between our TSR and the current Peer Group TSR, as well as the relationship between CAP and our TSR for our PEO and other NEOs.
Relationship between CAP and GAAP Net Income
GAAP Net Income (loss) is not a main factor in determining the CAP for our PEO and average other NEOs, as GAAP Net Income is not a metric used in our annual or long-term incentive plans, and thus there is not a strong relationship between CAP and Net Income. While the Company does not use net income (loss) as a performance measure in the overall executive compensation program, the measure of net income (loss) is generally correlated with the Adjusted EBITDA margin, which the Company does use as a performance measure in our Short-Term incentive performance program.

Relationship between Revenue (our Company-Selected Measure) and CAP
The graph below reflects the relationship between our PEO and Average Other NEO CAP versus revenue for each fiscal year.

OTHER INFORMATION
Indemnification Actions
The Company’s by-laws provide for indemnification of officers and directors to the fullest extent permitted by New York law. Additionally, on October 31, 2023, the Board adopted a form of indemnification agreement (the “Indemnification Agreement”) to be entered into between the Company and certain of its officers and each member of its board of directors (each, an “Indemnitee”). The Indemnification Agreement provides that, subject to certain exceptions (including an Indemnitee’s fraud, bad faith or criminal conduct), the Company will, including through advancement of expenses, indemnify each Indemnitee from and against all losses actually and reasonably incurred by or on behalf of the Indemnitee, to the fullest extent permitted by law, in connection with any threatened, pending, or completed action, suit, or proceeding, including any appeals by reason of the Indemnitee’s status as a director, officer, employee, or agent of the Company or any other entity the Indemnitee serves at the request of the Company. The Company has not advanced any counsel fees or other reasonable fees and expenses to any officer or director under our by-laws. In accordance with the requirements of the Business Corporation Law of the State of New York (the “BCL”), in the event the Company advances counsel fees or other reasonable fees and expenses, the individuals on whose behalf any such expenditures are made are required to execute an undertaking to repay such expenses if they are finally found not to be entitled to indemnification under the Company’s by-laws or the BCL.
Directors and Officers Liability Insurance and Indemnity
On June 1, 2025, the Company renewed its policies for directors’ and officers’ liability insurance. The policies are issued by Chubb insurance Company of New Jersey, XL Specialty Insurance Company, Berkshire Hathaway Specialty Insurance Company, Twin City Fire Insurance Company, Berkley Insurance Company, Ascot Insurance Company, Travelers Casualty and Surety Company of America, Zurich American Insurance Company, Berkshire Hathaway Specialty Insurance Company, Beazley Insurance Company, Inc., Zurich American Insurance Company, Endurance American Insurance Company, AXIS Insurance Company, Tokio Marine HCC & D&O Group, Old Republic Professional Liability, Inc. and XL Specialty Insurance Company. The policies expire June 1, 2026, and the total annual premium is approximately $3,400,000.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, to act as independent auditors of the Company for 2026. PwC has served as the Company’s independent auditors since 2016. Representatives of the firm are expected to be at the Annual Meeting to respond to appropriate questions and to make a statement, if they wish.
Principal Auditor Fees and Services
Aggregate fees for professional services rendered for the Company by PwC were ($ in millions):

	2025	2024
Audit Fees(1)	$4.3	$5.5
Audit Related Fees(2)	$—	$0.1
Tax Fees(3)	$—	$—
All Other Fees	$—	$—
Total Fees	$4.3	$5.6
____________________
(1)These audit fees consisted of fees billed and/or accrued for professional services rendered for the audits of consolidated financial statements, reviews of interim financial statements included in periodic reports, audits related to internal control over financial reporting, statutory audits, comfort letters, consents and other services related to statutory audits.
(2)These audit-related fees were for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements and are not reported under the “audit fees” category above. These services include other service organization reports and agreed-upon procedures.
(3)Tax fees were for tax compliance, tax advice and tax planning. These include advisory services relating to federal, state, provincial and international tax compliance, customs and duties, and restructurings, mergers and acquisitions.
Pursuant to its charter, the Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the Company’s independent auditors. In addition to assuring the regular rotation of the lead audit partner as required by applicable rules, the Audit Committee is involved in the evaluation and selection of the lead audit partner and considers whether there should be regular rotation of the independent auditors.
The Audit Committee is also required to review and pre-approve all of the audit and non-audit services to be performed by the Company’s independent auditors, including the firm’s engagement letter for the annual audit of the Company, the proposed fees in connection with such audit services, and any additional services that management chooses to hire the independent auditors to perform. The authority for such pre-approval may be delegated to one or more members of the Audit Committee, provided that the decisions of any member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next meeting. Additionally, the Audit Committee can establish pre-approval policies and procedures with respect to the engagement of the Company’s independent auditors for permitted non-audit services. In accordance with the Audit Committee Charter, all of the foregoing audit and non-audit fees paid to, and the related service provided by PwC, were pre-approved by the Audit Committee.
At least annually, the Audit Committee reviews the Company’s independent registered public accounting firm to decide whether to retain such firm on behalf of the Company.
When conducting its latest review of PwC, the Audit Committee considered the following factors:
•The professional qualifications of PwC, the lead audit partner and other key engagement partners on the engagement;
•The appropriateness of PwC’s fees relative to both efficiency and audit quality;
•PwC’s independence policies and processes for maintaining its independence;
•PwC’s capability, expertise and efficiency in handling the breadth and complexity of the Company’s operations across the globe; and
•PwC’s demonstrated professional integrity and objectivity.

The Audit Committee and the Board believe that the continued retention of PwC to serve as our independent auditors is in the best interests of the Company and its shareholders.
Audit Committee Report
The responsibilities of the Audit Committee are discussed under “Committee Functions, Membership and Meetings” beginning on page 15 and can also be found on our website at www.conduent.com/corporate-governance in our Audit Committee Charter. Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
Consistent with the foregoing, the Audit Committee has:
•Reviewed and discussed with the management of the Company and PwC the audited consolidated financial statements of the Company for the year ended December 31, 2025;
•Discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and
•Received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence.
Based upon the foregoing review and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s 2025 Annual Report to Shareholders and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing by the Company with the SEC.
Scott Letier, Chair
Michael Fucci
Greta Van

The Board recommends a vote
FOR
the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year 2026

PROPOSAL 3 — PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE 2025 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
As required by the Dodd-Frank Act, under Section 14A of the Exchange Act, we are seeking your vote, on a non-binding advisory basis, on the compensation of our named executive officers as described in the Compensation Discussion and Analysis, compensation tables and narrative disclosure, as provided in this Proxy Statement. Specifically, shareholders are being asked to vote upon, and the Board has approved and unanimously recommends approval of, the following non-binding advisory resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
The Board believes that our executive compensation program is well designed, appropriately aligns executive pay with Company performance and incentivizes desirable executive performance. This proposal gives you an opportunity to express your own view of our 2025 executive compensation practices. We provide shareholders with the opportunity to cast their advisory vote on our executive compensation practices on an annual basis, in accordance with the preference expressed by our shareholders at the 2023 annual meeting regarding the frequency of our advisory vote on executive compensation.
While this vote does not address any specific item of compensation and is not binding on the Board, the Board and its Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions. Unless the Board modifies its policies on the frequency of future say-on-pay advisory votes, the next say-on-pay advisory vote will be held at the 2027 Annual Meeting of Shareholders.
The Board recommends a vote
FOR
the proposal to approve the compensation of the named executive officers as disclosed in this Proxy
Statement

CONDUENT VOTE

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Shareholder Meeting Notice 1234 5678 9012 345

Important Notice Regarding the Availability of Proxy Materials for the Conduent Incorporated Shareholder Meeting to be Held on May 14, 2026

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Conduent Incorporated 2025 Annual Report and 2026 Proxy Statement are available at:

www.envisionreports.com/CNDT

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Step 1: Go to **www.envisionreports.com/CNDT**.
Step 2: Click on **Cast Your Vote or Request Materials.**
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Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

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2 N O T C O Y

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Shareholder Meeting Notice

The 2026 Annual Meeting of Shareholders of Conduent Incorporated will be held on Thursday, May 14, 2026 at 9:30 a.m. EDT, virtually via the internet at meetnow.global/MSQMFJ4.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:
   01 – Harshavardhan V. Agadi
   02 - Michael Fucci
   03 - Scott Letier
   04 - Margarita Paláu-Hernández
   05 - Greta Van
2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026.
3. Approval, on an advisory basis, of the 2025 compensation of our named executive officers.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote during the virtual-only meeting, please follow the instructions set forth in the proxy materials.

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